UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

To

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

BIOMOLECULAR LIFE HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Florida	33-0814123
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

888 Brickell Key Dr, # 306, Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

877-646-4833

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Common Stock, par value $0.0001 per share	OTC

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

☐ Large accelerated filer	☐ Accelerated filer
☐ Non-accelerated filer	☒ Smaller reporting company
☒ Emerging growth company

BIOMOLECULAR LIFE HOLDINGS, INC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

EXPLANATORY NOTES

You should rely only on the information contained in this General Form for Registration of Securities on Form 10 (this “Registration Statement”) or to which we have referred you. We have not authorized anyone to provide you with information that is different. You should assume that the information contained in this Registration Statement is accurate as of the date of this Registration Statement only.

On the date of effectiveness of this Registration Statement, we will become subject to the requirements of Regulation 13(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will be required to file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. The Company does not maintain any website.

As used in this Registration Statement, unless the context otherwise requires the terms “we,” “us,” “our,” and the “Company” refer to Biomolecular Life Holdings, Inc., a Florida corporation, and its subsidiaries.

Please see “Risk Factors” beginning on page 10 of this Registration Statement for additional information.

All historical share numbers have been adjusted to reflect a 1-for-20,000 reverse split that was effective April 16, 2026.

References herein to “Jessika Contreras” and to “Jessika Wiesner” are to the same person, the Company’s Sole Officer and Directors, Jessika Wiesner.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information (other than historical facts) set forth in this Registration Statement contains forward-looking statements within the meaning of the Federal Securities Laws, which involve a number of risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements. Forward-looking statements generally can be identified by use of the words “expect,” “should,” “intend,” “anticipate,” “will,” “project,” “may,” “might,” “potential” or “continue” and other similar terms or variations of them or similar terminology. Such forward-looking statements are included under Item 1. Business and Item 2. Financial Information - Management’s Discussion and Analysis of Financial Condition and Results of Operations. We caution readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such statements reflect the current views of our management with respect to our operations, results of operations and future financial performance. Forward-looking statements involve a number of risks, uncertainties or other factors beyond our control. Among the more significant risks are:

●	Prior to July 23, 2026, the Company was a “shell” company, as that term is defined in Rule 405 under the Securities Act and Rule 12b-2 under the Exchange Act, whose purpose was to locate and consummate a merger or acquisition with a private entity.

●

The Company has just begun to market and sell a line of dietary supplement products for humans and pets under the “Biomolecular Life” brand through an affiliated company and there is no assurance that the Company’s efforts will be successful.

●	The Company does not possess sufficient capital with which to expand its operations and there is no assurance that it will be able to obtain sufficient, or any, capital.

●	There is not an active trading market for the Company’s common stock and there is no assurance that any such market will ever develop.

●	There are significant risks associated with purchasing common stock of the Company.

We caution you that the foregoing list of important factors is not exclusive. The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account the information currently available to us. These statements are only predictions based upon our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Before investing in our common stock, investors should be aware that the occurrence of the events described under the caption “Risk Factors” and elsewhere in this Registration Statement could have a material adverse effect on our business, results of operations and financial condition.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. Except as required by law, we undertake no obligation to publicly update any forward-looking statements for any reason after the date of this Registration Statement to conform these statements to actual results or to changes in our expectations.

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Item 1. Business

General Background of the Company

Biomolecular Life Holdings, Inc. (“we”, “us”, “our” or the “Company”) traces its origins to Viral Genetics, Inc., which was incorporated in the State of California on July 11, 1995. The Company’s predecessor public company was originally incorporated in the State of Delaware on June 8, 1998, as HITECH INVESTMENT, INC. On April 22, 1999, the Company changed its name to 5 Star Living Online, Inc. On April 20, 2001, the Company entered into an agreement with Viral Genetics, Inc. (Viral), a California corporation, concerning an anticipated merger and on November 5, 2001, the Company changed its name to Viral Genetics, Inc. On November 26, 2012, the Company changed its name to VG Life Sciences, Inc. On January 27, 2023, the Company reincorporated in the State of Florida. On May 27, 2025, the Board of Directors approved a change of the Company’s name to SB Technology Holdings, Inc., which was approved and became effective on April 16, 2026. On June 15, 2026, the Board of Directors approved a change of the Company’s name to Biomolecular Life Holdings, Inc., which was approved and became effective June 16, 2026.

Recent Events

Removal of Sole Officer and Director. On June 5, 2026, by written consent of the holder of a majority of the voting power of the Company’s capital stock, William P. Farrand was removed for cause as a director and as an officer of the Company, effective immediately. Following such removal, Paul Strickland, the Company’s Secretary, served as the sole director and sole officer of the Company until the change of control described below.

Change in Control. On June 8, 2026, the Company entered into a Membership Interest Exchange and Change of Control Agreement (the “Exchange Agreement”) and consummated the transactions contemplated thereby. Pursuant to the Exchange Agreement, the Company acquired one hundred percent (100%) of the membership interests of Canvas 2709, LLC, a Florida limited liability company whose principal asset is real property located at 7311 NW 12th Street, Unit 15, Miami, Florida, and Selkirk Global Holdings, LLC transferred its 95,858,282 shares of Series A Preferred Stock, representing voting control of the Company, to The David and Jessika Contreras Living Trust (the “Trust”). In connection with the closing, Paul Strickland resigned from all of his positions as a director and officer of the Company, and Jessika Wiesner was appointed as the Company’s sole director and as President, Chief Executive Officer, Secretary and Treasurer. In connection with the foregoing, the Company changed its corporate name to Biomolecular Life Holdings, Inc. (See Item 7. Certain Relationships and Related Transactions).

Marketing Services and License Agreement. On July 23, 2026, the Company entered into a Marketing Services and License Agreement (the “Marketing Agreement”) with Biomolecular Life LLC, a Florida limited liability company (“BML”). BML develops, markets, and sells a line of dietary supplement products for humans and pets under the “Biomolecular Life” brand, including its BIOREVIT (vitality and energy support), IMMUNO (immune system support), and MEN (active men revitalization) products, together with such additional products as the parties may add by mutual written agreement (collectively, the “Products”).

Jessika Wiesner, the Company’s sole director and its President, Chief Executive Officer, Secretary and Treasurer, is the manager of BML and executed the Marketing Agreement on behalf of both parties. The Marketing Agreement is, therefore, a related-party transaction and was approved by written consent of the Company’s Board of Directors and by written consent of the manager of BML, in each case following full disclosure of that common service and interest and in accordance with the applicable provisions of the Florida Statutes, respectively. (See Item 1A. Risk Factors and Item 7. Certain Relationships and Related Transactions). The Marketing Agreement was not negotiated at arm’s length and its terms may be less favorable to the Company than terms the Company could have obtained from an unaffiliated party.

Appointment and Services. BML has appointed the Company as BML’s exclusive provider of advertising, marketing, and promotion management services for the Products during the term. The Company is responsible for developing and executing the advertising and marketing strategy for the Products; planning, managing, and placing advertising; managing social media, digital marketing, and email marketing campaigns; developing marketing content and creative materials, subject to BML’s approval; managing promotional partnerships and affiliate and influencer programs; brand management for the Products; and providing marketing analytics and periodic reporting to BML.

License. BML has granted the Company a non-exclusive, royalty-free license during the term to use BML’s trademarks, service marks, trade names, trade dress, logos, and brand elements, including the name “Biomolecular Life” and the Product names, for all branding, marketing, advertising, and promotional purposes in connection with the Products and the parties’ business. The license is not limited to the performance of the services, and the Company may sublicense the marks to its contractors and service providers as reasonably necessary for those purposes. The marks are and remain the exclusive property of BML, all goodwill arising from the Company’s use inures solely to BML, and the license terminates upon termination of the Marketing Agreement.

Compensation. BML will pay the Company a marketing fee equal to fifteen percent (15%) of Net Revenue during the term (the “Marketing Fee”). “Net Revenue” means the gross amounts actually received by BML from sales of the Products during the applicable period, less (i) returns, refunds, and chargebacks; (ii) discounts, rebates, and allowances actually granted; (iii) sales, use, excise, value-added, and similar taxes collected from customers; and (iv) shipping and handling charges collected from customers and passed through to third parties. Within thirty (30) days after the end of each calendar quarter, BML must deliver to the Company a written report calculating Net Revenue for that quarter and pay the Marketing Fee then due. BML must maintain books and records sufficient to verify Net Revenue for at least three (3) years, and the Company may review those records not more than once in any twelve (12) month period, at the Company’s expense, solely to verify the Marketing Fee.

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Third-Party Costs. All third-party media, advertising, and promotional spend is subject to a budget approved in advance in writing by BML, and approved third-party costs are paid or reimbursed by BML. The Company bears its own internal personnel and overhead costs.

Allocation of Responsibility. As between the parties, BML remains solely responsible for the formulation, manufacture, labeling, packaging, pricing, sale, fulfillment, and customer service of the Products and for the substantiation of all claims made with respect to the Products, and has final approval over all marketing materials prior to their public use. The Company has no authority to execute contracts or make commitments on behalf of BML except as expressly authorized by BML in writing. The Company is an independent contractor of BML.

Term and Termination. The Marketing Agreement commenced on August 7, 2026, and continues for an initial term of one (1) year, automatically renewing for successive one (1) year terms unless either party gives written notice of non-renewal at least thirty (30) days before the end of the then-current term. Either party may terminate the Marketing Agreement at any time upon thirty (30) days’ prior written notice, and either party may terminate immediately upon an uncured material breach or upon specified insolvency events. The Marketing Agreement terminates automatically, without further action of the parties, upon the closing of any merger, acquisition, share exchange, or other business combination between the parties or their respective affiliates, unless the parties otherwise agree in writing.

Compliance; Other Terms. Each party has covenanted to comply with all laws applicable to its performance, including the Federal Food, Drug, and Cosmetic Act, the Dietary Supplement Health and Education Act of 1994, the Federal Trade Commission Act and the FTC’s advertising, endorsement, and testimonial guides, the CAN-SPAM Act, the Telephone Consumer Protection Act, and applicable state consumer protection laws. The Company may not make, or cause to be made, any claim regarding the Products that has not been approved by BML, and neither party may represent that the Products diagnose, treat, cure, or prevent any disease. The Marketing Agreement also contains customary confidentiality, indemnification, and limitation of liability provisions; the Company’s aggregate liability is capped at the Marketing Fees paid or payable in the twelve (12) months preceding the event giving rise to the claim, subject to exceptions for the confidentiality and indemnification provisions. Disputes are subject to binding arbitration in Miami-Dade County, Florida, and the Marketing Agreement is governed by Florida law.

The foregoing description of the Marketing Agreement is not complete and is qualified in its entirety by reference to the full text of the Marketing Agreement, a copy of which is filed as Exhibit 10.7 to this Registration Statement and is incorporated herein by reference.

Exit from Shell Status

Prior to July 23, 2026, the Company was a “shell” company, as that term is defined in Rule 405 under the Securities Act and Rule 12b-2 under the Exchange Act, whose purpose was to locate and consummate a merger or acquisition with a private entity. On July 23, 2026, the Company entered into the Marketing Agreement described above and commenced the operations described below under “Plan of Business.” The Company believes that, as a result, it is no longer a shell company,

Plan of Business

Upon execution of the Marketing Agreement, the Company ceased to be an entity whose sole purpose was to locate and consummate a business combination and commenced operations as a provider of marketing, advertising, and brand management services to companies in the dietary supplement and consumer wellness sector. The Company’s plan of business is set forth below. The plan is forward-looking, requires capital the Company does not presently have, and is subject to the risks described in Item 1A, “Risk Factors,” including the Company’s current dependence on a single related-party client and the ability of either party to terminate the Marketing Agreement on thirty (30) days’ notice. No assurance can be given that the Company will implement any portion of this plan.

Commercial Status of the Products. BML commercially launched the BIOREVIT, IMMUNO and MEN products in January 2026 and BML has generated aggregate gross sales of the Products of approximately $100,000 through June 30, 2026. Since entering into the Marketing Agreement in July 2026, the Company has earned approximately $5,000 in Marketing Fees.

The Company does not manufacture, own, price, sell or fulfill the Products and has no control over whether or when BML continues to sell any Product. BML may discontinue any Product at any time, and either party may terminate the Marketing Agreement on thirty (30) days’ notice.

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Phase One — Establish the marketing operation (months 1 through 6). During the first six months, the Company intends to: (i) engage a marketing director and creative, media-buying, and analytics personnel on a contract, part-time, or full-time basis as capital permits; (ii) implement a marketing technology stack, including web and commerce analytics, an email service provider, social media scheduling and listening tools, and affiliate and influencer tracking; (iii) complete a brand audit of the Products and adopt written brand guidelines with BML as contemplated by the quality control provisions of the Marketing Agreement; (iv) adopt a written advertising compliance program, including a documented claim-review and approval workflow with BML, covering structure/function claims under the Dietary Supplement Health and Education Act of 1994, substantiation requirements and the FTC’s endorsement and testimonial guides, and CAN-SPAM and Telephone Consumer Protection Act compliance; (v) agree the first annual third-party media budget with BML; (vi) launch paid search, paid social, email, and affiliate campaigns for the BIOREVIT, IMMUNO, and MEN products; and (vii) implement quarterly procedures to receive, test, and reconcile BML’s Net Revenue reports and the resulting Marketing Fee.

Phase Two — Reduce client concentration (months 6 through 18). The Company’s revenue is presently derived entirely from a single related-party client. The Company’s principal objective in the second phase is to reduce that concentration by marketing its services to unaffiliated brands. The Company intends to: (i) develop a standardized service offering and rate card, including percentage-of-revenue, monthly retainer, and fixed-fee project structures, so that the Company is not dependent on a revenue-share model that pays only if a client sells; (ii) solicit unaffiliated dietary supplement, pet wellness, functional food, and consumer health brands, with the stated objective that unaffiliated clients generate a majority of the Company’s revenue by the end of the phase; (iii) build a network of contract creative, media, and production vendors; (iv) develop case studies and performance data from the Product campaigns, subject to the confidentiality provisions of the Marketing Agreement; and (v) evaluate the addition of adjacent services, including fulfillment-adjacent marketing operations, subscription and retention program management, and marketplace channel management.

Phase Three — Owned brands and scale (months 18 through 36). In the third phase, the Company intends to evaluate transitioning from a services-only model, in which it markets brands owned by others, to a model in which it also owns brands and the associated intellectual property and revenue. Alternatives under consideration include the acquisition or in-licensing of one or more consumer wellness brands, the development of Company-owned brands, and a business combination with BML or another operating company. Any such transaction would require capital the Company does not presently have and, in the case of a business combination with BML or its affiliates, would cause the Marketing Agreement to terminate automatically by its terms. The Company has not entered into any agreement, arrangement, or understanding with respect to any such transaction.

Revenue Model. The Company’s only contracted revenue source is the Marketing Fee, equal to 15% of BML’s Net Revenue from the Products. The Company therefore earns revenue only to the extent BML actually sells Products and actually collects the sales price, and the Company does not control BML’s formulation, pricing, inventory, fulfillment, or customer service, each of which BML retains under the Marketing Agreement. Because approved third-party media spend is paid or reimbursed by BML while the Company bears its own personnel and overhead, the Company’s margin is a function of its own cost structure rather than of media cost, but the Company will incur those personnel and overhead costs before, and regardless of whether, any Marketing Fee is earned.

Personnel and Facilities. As of the date of this Registration Statement, the Company has one part-time employee, who is also its sole officer and director. The Company intends to add marketing personnel on a contract or part-time basis as capital permits and does not expect to add full-time employees until unaffiliated client revenue supports the cost. The Company does not require, and does not intend to acquire, dedicated laboratory, manufacturing, or fulfillment facilities, because BML retains responsibility for those functions under the Marketing Agreement.

Capital Requirements and Milestones. The Company estimates that implementing Phase One will require additional capital, the amount of which will depend on the personnel and technology commitments the Company elects to make and on the timing of Marketing Fee receipts. The Company does not currently have sufficient working capital to fund its operations over the next twelve months and expects to fund the plan through a combination of Marketing Fee revenue, loans from affiliates, and future issuances of debt or equity securities, which would be dilutive to existing holders. The Company has no commitment from any person to provide such capital. The principal milestones by which management intends to measure progress are the adoption of the compliance program and brand guidelines, the first full quarter of Marketing Fee revenue, the engagement of the first unaffiliated client, and the point at which unaffiliated clients account for a majority of revenue. (See Item 2. Financial Information — Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources).

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Competition

Following the execution of the Marketing Agreement, we face competition on two distinct levels. We compete directly for engagements to provide marketing, advertising, and brand management services. We are also exposed indirectly to the competition our client faces in selling the Products, because our Marketing Fee is calculated as a percentage of BML’s Net Revenue and we therefore earn revenue only to the extent the Products compete successfully. We have not commissioned or obtained any third-party market study, and the following discussion reflects management’s assessment rather than independent research.

Competition for Our Services. The market for marketing, advertising, and brand management services is intensely competitive, highly fragmented, and characterized by very low barriers to entry. We compete, or expect to compete, with:

● global advertising and marketing holding companies and their digital, media-buying, and performance marketing units;

● independent digital and performance marketing agencies, including agencies specializing in direct-to-consumer and subscription commerce;

● specialist agencies focused on dietary supplements, nutrition, and consumer wellness, which possess category experience and regulatory familiarity that we have not yet demonstrated;

● individual consultants, freelancers, and contractors engaged directly or through online talent marketplaces, which compete principally on price;

● influencer and affiliate marketing networks and software platforms that permit a brand to operate such programs without engaging an agency; and

● the self-service advertising, analytics, and retail media tools offered by the major advertising platforms and online marketplaces, which permit a brand to plan, place, and measure advertising without any intermediary.

The most significant competitor of any provider of marketing services is the prospective client’s own in-house marketing function. Many consumer brands perform some or all of these functions internally, and a prospective client’s decision to build an internal capability rather than engage a third party would eliminate the opportunity entirely.

Competition in our market is principally on the basis of demonstrated performance, category and regulatory expertise, price and fee structure, breadth of services offered, the experience of assigned personnel, and existing relationships. We have no operating history in this business, no completed client engagement other than our engagement by BML, and no performance record that we are presently able to present to a prospective client. Substantially all of our competitors have greater financial, personnel, technical, and creative resources than we do, together with longer operating histories, established client relationships, and existing case studies. We expect to be at a significant competitive disadvantage in competing for unaffiliated clients until we have developed a demonstrable performance record.

Competition Affecting the Products. Because our Marketing Fee is a percentage of BML’s Net Revenue, we bear indirect exposure to competitive conditions in the dietary supplement market even though we do not formulate, manufacture, price, sell, or fulfill any product. That market is large, highly fragmented, and intensely competitive. The Products compete with:

● diversified manufacturers with national retail distribution, mass and club channel shelf space, and substantial advertising budgets;

● direct-to-consumer and subscription supplement brands, many of which are venture-funded and compete aggressively for customer acquisition;

● private label and retailer-owned brands, which typically compete on price; and

● a large number of small sellers offering competing products through online marketplaces.

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Barriers to entry in the dietary supplement category are low. The U.S. Food and Drug Administration does not approve dietary supplements before they are marketed, and a firm is not required to provide the FDA with the evidence on which it relies to substantiate safety before or after it markets a product, except in the case of certain new dietary ingredients. The manufacturer or distributor bears the initial responsibility for ensuring that its products meet applicable safety standards and must have substantiation that any structure/function claim it makes is truthful and not misleading. The practical effect of this regulatory structure is that competing products can be brought to market quickly and at low cost, which increases the number of products competing for the same consumers and for the same advertising inventory, and which raises the cost of the advertising we will purchase on BML’s behalf.

We do not control any of the factors that determine whether the Products compete successfully. Under the Marketing Agreement, BML retains sole responsibility for the formulation, manufacture, labeling, packaging, pricing, sale, fulfillment, and customer service of the Products, and has final approval over all marketing materials before their public use. A competitive development that reduces BML’s Net Revenue will reduce our Marketing Fee, and we would have no contractual remedy.

Our Competitive Position. We are a new entrant with one client, one part-time executive officer, no employees dedicated to performing the services, no revenue to date under the Marketing Agreement, and limited capital. We own no brand, no product, no proprietary technology, and no patent, and the marks we use are licensed to us on a non-exclusive basis and revert to BML upon termination of the Marketing Agreement. We regard these as material competitive disadvantages, and we do not believe that we presently compete effectively for unaffiliated business.

We believe the following are the principal factors that may permit us to compete over time, although we can give no assurance that any of them will prove sufficient:

● our exclusive appointment as BML’s provider of the Services for the Products, which gives us a live account against which to build capability and, subject to BML’s consent under the confidentiality provisions of the Marketing Agreement, a performance record;

● the breadth of the license granted to us, which is not limited to the performance of the Services and permits us to sublicense the marks to our contractors and service providers, allowing us to add capacity without adding fixed personnel cost;

● the allocation to BML of approved third-party media and promotional spend, which means we are not required to fund media purchases out of our own working capital; and

● our status as a reporting company under the Exchange Act, which may improve our access to capital and afford a level of public disclosure that some prospective clients regard favorably.

Each of these factors is contingent. The exclusive appointment, the license, and the allocation of media cost all arise from a single agreement with a related party that either party may terminate on thirty (30) days’ notice, and none of them survives its termination. (See Item 1A. Risk Factors — Risks Related to the Marketing Agreement and Our Operating Business).

Other Information

The Company voluntarily filed this Registration Statement on Form 10 to make information concerning itself more readily available to the public and to become eligible for listing on the OTCQB market sponsored by OTC Markets Group Inc. There is no assurance that our common stock will be approved for listing on the OTCQB.

As a result of the Company’s registration with the SEC, the Company will be obligated to file interim and periodic reports including an annual report with audited financial statements. This obligation will substantially increase the expenses incurred by the Company.

The Company’s common stock is subject to quotation on the OTC Markets Group Inc. OTCID market (“OTCID”) under the symbol BIOM. There is currently only a limited trading market in the Company’s common stock. There can be no assurance that there will be an active trading market for our common stock following the effective date of this Registration Statement under the Exchange Act. If an active trading market commences, there can be no assurance as to the market price of our common stock, whether the trading market will provide liquidity to investors or whether any trading market will be sustained.

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Employees

As of the of this Registration Statement, we had one part-time employee, our sole officer and director.

Conflicts of Interest

There exist potential conflicts of interest between our Sole Officer and Director, Jessika Wiesner, inasmuch as BML, the company with which the Company entered into the Marketing Agreement, is owned by Ms. Wiesner and upon which the Company is dependent for generating revenues. Ms. Wiesner intends to resolve any such conflicts of interest in accordance with her fiduciary duties owed to the Company.

Certain Regulatory Matters

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, the Company is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

The Company will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the Company’s first public offering of its securities, (b) in which the Company has total annual gross revenue of at least $1.235 billion, or (c) in which the Company is deemed to be a large accelerated filer, which means the market value of the Company’s common stock that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which the Company has issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to emerging growth company will have the meaning associated with it in the JOBS Act.

Additionally, the Company is a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. The Company will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of the Company’s common stock held by non-affiliates exceeds $250 million as of the end of the prior June 30th, or (2) the Company’s annual revenues exceeded $100 million during such completed fiscal year and the market value of the Company’s common stock held by non-affiliates exceeds $700 million as of the prior June 30th.

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Item 1A: Risk Factors

RISK FACTORS

The statements contained in this Form 10 that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition, results of operations or prospects could be harmed.

Risks Related to The Company

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our audited financial statements for the years ended December 31, 2025 and 2024, were prepared using the assumption that we will continue our operations as a going concern. Our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise sufficient capital and to generate revenue under the Marketing Agreement and from additional clients. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. Although we have some cash on hand, there is not enough cash on hand to fund our administrative expenses and operating expenses for the next twelve months. Therefore, we may be unable to continue operations in the future as a going concern. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in the Company’s shares of common stock.

We owe $400,000 to our control party under a note that matures on October 6, 2027, we cannot prepay it without the holder’s consent, and we have no committed source of funds with which to repay it.

On October 7, 2026, we issued to The David and Jessika Contreras Living Trust (the Trust) a convertible promissory note in the principal amount of $400,000 (the “Note”) and a five-year warrant to purchase 400,000 shares of our common stock (the “Warrant”), for aggregate cash proceeds of $400,000. The Note matures on October 6, 2027, bears interest at 6% per annum and is payable in a single payment of principal and accrued interest at maturity. We may not prepay the Note, in whole or in part, without the Trust’s prior written consent, and we cannot compel the Trust to convert it. We have no committed source of funds with which to repay the Note, we have no operating history of generating cash from operations in our current business, and we may be unable to refinance the Note on acceptable terms or at all.

Upon an event of default, the entire outstanding balance may be declared immediately due and payable and interest accrues at 12% per annum. The events of default include, in addition to a failure to pay, our failure to use commercially reasonable efforts to file our Exchange Act reports on a timely basis or, if we are not then subject to those requirements, to make publicly available the information required by Rule 15c2-11. Accordingly, a failure to satisfy our reporting obligations would not only affect the eligibility of our common stock for quotation but would also permit the Trust to accelerate the Note. The Note is held by the party that controls our company and whose trustee is our sole director; the decision whether to declare a default, to accelerate, to grant a waiver or to convert rests entirely with that party.

The Note and the Warrant were not negotiated at arm’s length, and our sole director and officer executed them on behalf of both parties.

Jessika Wiesner, our sole director and our President, Chief Executive Officer, Secretary and Treasurer, is the trustee of the Trust and executed the Note and the Warrant on behalf of both the Company and the Trust. No independent director, independent committee or financial advisor reviewed the transaction, and no fairness determination was obtained. The interest rate, the $1.00 conversion price, the $3.00 warrant exercise price, the 100% warrant coverage, the prohibition on prepayment without the holder’s consent and the events of default may each be less favorable to us than terms we could have obtained from an unaffiliated lender. We expect that any future financing provided by the Trust will present the same conflict.

The Company has a limited operating history and limited resources.

The Company has only recently emerged from “shell company” status and has no history of operations in the marketing services business. Currently, the Company has limited capital resources with which to generate revenues and there is no assurance that the Company will be able to obtain adequate capital with which to operate.

The Company is dependent on its key personnel, the loss of which would impair the Company’s ability to perform its obligations under the Marketing Agreement and to implement its Plan of Business.

In performing its obligations under the Marketing Agreement and implementing its Plan of Business, the Company is dependent upon the continued services of management, particularly Jessika Wiesner, the Company’s President, Chief Executive Officer, Secretary, Treasurer and sole director. To the extent that the services of such persons become unavailable, the Company will be required to obtain other qualified personnel and there can be no assurance that we will be able to recruit one or more qualified persons upon acceptable terms.

The Company’s executive officers and directors may allocate their time to other businesses activities, thereby causing conflicts of interest as to how much time to devote to the Company’s affairs. This could have a negative impact on the Company’s ability to perform the Services and to implement its Plan of Business.

The Company’s executive officers and directors are not required and do not commit their full time to the Company’s affairs, which may result in a conflict of interest in allocating their time between the Company’s business and other businesses. The Company has no full-time employees and does not expect to engage dedicated marketing personnel until it obtains additional capital. Our executive officers and directors are engaged in other business endeavors and they are not obligated to contribute any specific number of hours per week to the Company’s affairs.

If the other business affairs of our executive officers and directors require them to devote more time to such affairs, it could limit their ability to devote time to the Company’s affairs, which could have a negative impact on the Company’s ability to perform the Services and to implement its Plan of Business. Furthermore, we do not have an employment agreement with any of our executive officers or directors.

The holder of our Series A Preferred Stock controls the outcome of all matters submitted to a vote of our shareholders, and control of our company may be transferred without any conversion of the Series A Preferred Stock into common stock.

All 95,858,282 outstanding shares of our Series A Preferred Stock are held of record by The David and Jessika Contreras Living Trust (the “Trust”), the trustee of which is Jessika Wiesner, our sole director and our President, Chief Executive Officer, Secretary and Treasurer. Each share of Series A Preferred Stock carries 10,000 votes on all matters submitted to a vote of our shareholders, and the Series A Preferred Stock votes together with our common stock. The Trust therefore controls 958,582,820,000 votes, or approximately 99.99% of our total voting power, as against the 68,196,265 votes represented by all of our outstanding shares of common stock.

As a result, Ms. Wiesner, acting as trustee of the Trust, has the voting power to determine the outcome of every matter presented to the holders of our common stock for a vote, including the election of all of our directors, any amendment to our articles of incorporation or our bylaws, and the approval of any major corporate transaction, including a change in control, a merger, a consolidation or a sale of all or substantially all of our assets. The holders of our common stock cannot, acting alone or together, determine the outcome of any such matter, and their votes will not affect the outcome of any matter for so long as the Trust holds a majority of our voting power.

Because of the 10,000-to-one voting ratio, the Trust would be required to retain only a very small number of shares of Series A Preferred Stock in order to maintain voting control. Based on 68,196,265 shares of common stock outstanding as of the date of this Registration Statement, the holder of 5,107 shares of Series A Preferred Stock would control 51,070,000 votes, which is a majority of our combined voting power. The Trust could therefore sell, transfer or otherwise dispose of as many as 95,853,175 shares of Series A Preferred Stock, more than 99.99% of the outstanding Series A Preferred Stock, and still control the outcome of every matter submitted to a vote of our shareholders.

Control of our company can be transferred without any conversion of the Series A Preferred Stock into common stock. The Series A Preferred Stock is convertible only at the option of the holder. Neither our articles of incorporation nor the designation of the Series A Preferred Stock requires conversion of those shares upon a transfer of the shares, upon the death of a holder, upon an intra-family transfer, or upon any other event, and there is no sunset provision that terminates the super-voting rights after any period of time. Ms. Wiesner may therefore transfer voting control of our company either by causing the Trust to transfer shares of Series A Preferred Stock to a third party, or, because the shares are held in a trust, by transferring control of the Trust itself, for example by resigning as trustee and appointing a successor trustee, by amending or revoking the Trust, or by transferring the beneficial interests in the Trust. A transfer of control of the Trust would not be a transfer of the Series A Preferred Stock, would not cause those shares to convert into common stock, and could occur without any vote of, notice to, consent from, or payment to the holders of our common stock.

Holding the Series A Preferred Stock in a trust affords greater flexibility with respect to transfers of beneficial ownership than direct ownership by an individual would. Beneficial ownership of the Series A Preferred Stock may be shifted among the beneficiaries of the Trust, and the terms of the Trust may be amended, without any transfer of record ownership of the shares and without conversion of the shares into common stock. A change in the beneficial ownership of our controlling security effected in that manner may not be promptly apparent from our public filings, and holders of our common stock may have no advance notice that control of our company has changed hands.

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Our Series A Preferred Stock has anti-takeover effects that could prevent a change in control transaction that holders of our common stock might consider to be in their best interests, and future issuances of Series A Preferred Stock would be dilutive to holders of our common stock.

The super-voting rights of the Series A Preferred Stock have anti-takeover effects. Because the Trust controls approximately 99.99% of our voting power, no person can acquire control of our company through the accumulation of common stock, through a proxy contest or through a tender offer without the consent of the Trust. The Trust may decline to approve, or may use its voting power to defeat, a merger, tender offer, sale of assets or other change in control transaction that the holders of our common stock believe to be in their best interests, including a transaction that would afford them a premium over the then-current market price of our common stock. The Series A Preferred Stock also carries an aggregate $4,000,000 liquidation preference payable ahead of any distribution to the holders of our common stock upon a sale of the Company or of all or substantially all of its assets, a dividend preference of twice the amount paid on the common stock, and a right of first refusal to participate in or purchase stock in any registration statement we file. Each of these features may further deter a third party from proposing a transaction with us.

Future issuances of Series A Preferred Stock would be dilutive to the holders of our common stock. We are authorized to issue 100,000,000 shares of Series A Preferred Stock, of which 95,858,282 shares are outstanding and 4,141,718 shares remain available for issuance. Our board of directors, which consists solely of Ms. Wiesner, may issue those remaining shares at any time, for such consideration as it determines, without the approval of the holders of our common stock. Because each share of Series A Preferred Stock carries 10,000 votes and is convertible into one share of common stock, an issuance of additional shares would dilute the voting power of our common stock out of all proportion to the economic interest those shares represent. The issuance of all 4,141,718 remaining authorized shares would create 41,417,180,000 additional votes. Any such issuance could be used to entrench our management or to defeat a change in control transaction and would further dilute the voting power and, upon conversion, the economic interest of the holders of our common stock.

We incur significant costs as a reporting company, and our reporting obligations could delay or preclude a future acquisition.

Sections 13 and 15(d) of the Exchange Act require companies subject thereto to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

The Company will continue to be required to file quarterly reports on Form 10-Q and annual reports on Form 10-K, which annual report must contain the Company’s audited financial statements. The Company is not a blank check company and does not have as its business plan the acquisition of an unidentified business; however, management has identified a possible business combination as one alternative under “Plan of Business — Phase Three,” and the following would apply to any such transaction. As a reporting company under the Exchange Act, following any business combination, we will be required to file a report on Form 8-K (a so-called “Super 8-K’ wherein we provide “Form 10 information”). Audited financial statements must be filed with the SEC within five (5) days following the closing of a business combination. While obtaining audited financial statements is typically the responsibility of the acquired company, it is possible that a potential target company may be a non-reporting company with unaudited financial statements. The time and costs that may be incurred by some potential target companies to prepare such audited financial statements may significantly delay or may even preclude consummation of an otherwise desirable business combination. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition because we are subject to the reporting requirements of the Exchange Act.

We may be involved from time to time in legal proceedings and commercial or contractual disputes, which could have a material adverse effect on our business, results of operations and financial condition.

From time to time, we may be involved in legal proceedings and commercial disputes. Such proceedings or disputes are typically claims that arise in the ordinary course of business. There can be no assurance that such proceedings and claims, should they arise, will not have a material adverse effect on our business, results of operations and financial condition.

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Risks Related to the Company’s Business

All of our contracted revenue is derived from a single client that is controlled by our sole officer and director, and we did not negotiate the Marketing Agreement at arm’s length.

Our only revenue-producing agreement is the Marketing Agreement with BML. Jessika Wiesner is our sole director and our President, Chief Executive Officer, Secretary and Treasurer, is the manager of BML, and signed the Marketing Agreement on behalf of both parties. No independent director, independent committee, or unaffiliated financial advisor evaluated the Marketing Agreement, and no fairness opinion was obtained. The 15% Marketing Fee, the allocation of third-party media costs, the termination provisions, and every other term were determined without arm’s-length negotiation and may be less favorable to us than terms available from an unaffiliated party. Ms. Wiesner will face a continuing conflict of interest in administering the Marketing Agreement, including in approving marketing budgets, approving marketing materials, calculating Net Revenue, and deciding whether to enforce, amend, renew, or terminate the agreement. We cannot assure you that these conflicts will be resolved in our favor.

Either party may terminate the Marketing Agreement on thirty days’ notice for any reason, and we would then have no operating business.

The Marketing Agreement has an initial term of only one year and may be terminated by either party at any time, for any reason or no reason, on thirty (30) days’ prior written notice. Because BML is controlled by our sole officer and director, the decision whether to terminate the Marketing Agreement rests with the same person who controls us. If the Marketing Agreement is terminated or not renewed, we would lose our only source of revenue, our license to use the “Biomolecular Life” marks would terminate, we would have no operating business, and we would likely again be deemed a shell company. Our business plan is therefore dependent on an agreement that our counterparty may end on thirty days’ notice.

The Marketing Agreement terminates automatically if we complete a business combination with BML or its affiliates.

The Marketing Agreement terminates automatically, without further action of the parties, upon the closing of any merger, acquisition, share exchange, or other business combination between us and BML or our respective affiliates, unless the parties otherwise agree in writing. A combination with BML is one of the alternatives management has identified under “Plan of Business — Phase Three.” If we pursued such a transaction without a written agreement preserving the Marketing Agreement, the agreement on which our operating business depends would terminate at the moment of closing.

We are paid only if BML sells Products, and we do not control the factors that determine whether it does.

The Marketing Fee is calculated as a percentage of BML’s Net Revenue, which means we earn nothing unless BML actually sells Products and actually collects payment for them. Under the Marketing Agreement, BML retains sole responsibility for the formulation, manufacture, labeling, packaging, pricing, sale, fulfillment, and customer service of the Products, and has final approval over all marketing materials before public use. A supply interruption, a manufacturing or quality problem, a pricing decision, a regulatory action against the Products, a decision by BML not to approve marketing materials, or simple lack of consumer demand would reduce or eliminate our revenue, and we would have no contractual remedy. In addition, we must rely on BML’s own books and records for the calculation of Net Revenue, and our audit right is limited to one review in any twelve-month period, at our expense.

We must incur personnel and overhead costs before we earn any Marketing Fee, and we may never become profitable.

Under the Marketing Agreement, approved third-party media and promotional spend is paid or reimbursed by BML, but we bear our own internal personnel and overhead costs. To perform the services and to implement our Plan of Business we will need to engage marketing personnel and acquire marketing technology, and we will incur those costs in advance of, and without regard to, the Marketing Fees we ultimately earn. Marketing Fees are payable only quarterly, within thirty days after the end of each calendar quarter, which will further strain our working capital. We do not currently have sufficient working capital to fund our operations over the next twelve months.

We have no operating history in the marketing services business.

Neither we nor our sole officer has previously operated a marketing services business as a public company. We have no historical revenue, no historical cost structure, and no historical client relationships against which investors can evaluate our Plan of Business. Our estimates of the personnel, technology, and capital required to perform the services and to attract unaffiliated clients may prove materially inaccurate, and our financial statements included in this Registration Statement reflect no operations under the Marketing Agreement.

We have not yet obtained any unaffiliated client, and we may never do so.

A central element of our Plan of Business is reducing our dependence on a single related-party client by obtaining unaffiliated clients. We have no unaffiliated client, no letter of intent, and no pipeline that we can presently disclose. The marketing services market is highly competitive and includes advertising agencies, digital marketing firms, and in-house marketing departments with far greater resources, personnel, and track records than we have. If we do not obtain unaffiliated clients, our revenue will remain entirely dependent on a single related party.

Our business is subject to extensive advertising and dietary supplement regulation, and a violation could result in enforcement action against us.

The advertising and promotion of dietary supplements is regulated by the Federal Trade Commission under the Federal Trade Commission Act and the FTC’s Guides Concerning the Use of Endorsements and Testimonials in Advertising, and by the Food and Drug Administration under the Federal Food, Drug, and Cosmetic Act and the Dietary Supplement Health and Education Act of 1994. Email and telephone marketing are separately regulated under the CAN-SPAM Act and the Telephone Consumer Protection Act, and state consumer protection statutes apply as well. Claims that a product diagnoses, treats, cures, or prevents a disease may cause the product to be regulated as an unapproved new drug. Although the Marketing Agreement allocates responsibility for Product formulation, labeling, and claim substantiation to BML and prohibits us from making unapproved claims, a regulator, a state attorney general, a competitor, or a private plaintiff could nevertheless proceed against us for advertising we plan, place, or disseminate, including advertising created by affiliates or influencers we manage. Defending such a proceeding would be expensive, and an adverse outcome could result in injunctive relief, monetary relief, or the loss of the Marketing Agreement.

We have no ownership of the brand we market, and our license is non-exclusive and terminable.

The “Biomolecular Life” name, the Product names, and the related trade dress and brand elements are owned by BML, not by us. Our license is non-exclusive and royalty-free, terminates when the Marketing Agreement terminates, and all goodwill arising from our use inures solely to BML. Marketing materials we create specifically for the Products are assigned to BML upon payment of the Marketing Fee for the period in which they were created. Accordingly, the value we generate through brand building accrues to BML, and we would retain no residual interest in it if the Marketing Agreement ended. In addition, we are not aware of the status of any trademark registration or application for the marks, and if BML’s rights in the marks were successfully challenged, our ability to perform the services could be impaired.

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Our sole officer divides her time between us and BML.

Our sole officer and director is not required to devote her full time to our affairs and simultaneously serves as the manager of BML, our only client. Until we engage additional personnel, she will perform the services we owe to BML on our behalf while also directing BML, the party to whom those services are owed and who approves our work and calculates our fee. The amount of time she will devote to our affairs is not fixed by contract, and we have no employment agreement with her.

Risks Related to Our Common Stock

We were a shell company, our common stock is a penny stock, and we may be deemed to remain a shell company.

Prior to July 23, 2026, the Company had no revenues, nominal assets and no specific business plan or purpose other than to seek new business opportunities or to engage in a merger or acquisition involving an unidentified company or assets, and the Company was a shell company. On July 23, 2026, the Company entered into the Marketing Agreement and adopted the Plan of Business described in Item 1 and the Company believes that it thereupon ceased to be a shell company. Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act define a shell company as an issuer that that has no or nominal operations and either (i) no or nominal assets, (ii) assets consisting solely of cash and cash equivalents, or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets. A shell issuer may also be a blank check company or a blind pool company, a company in the developmental stage, any company that has no specific business plan or purpose, or a company that has as its business plan to merge with or acquire an unidentified third party.

Whether an issuer is a shell company is a facts-and-circumstances determination, and the SEC staff may disagree with our conclusion. As of the date of this Registration Statement we have not yet generated any revenue under the Marketing Agreement, we have no employees dedicated to performing the services, and our only client is an entity controlled by our sole officer and director. If the staff were to take the position that our operations remain nominal, or if the Marketing Agreement were terminated, we would be, or would again become, a shell company. In that event the consequences described in the following risk factors, including the unavailability of Rule 144 and Form S-8 and the limitations of amended Rule 15c2-11, would continue to apply. In addition, even if we have ceased to be a shell company, Rule 144(i) applies to an issuer that has at any time previously been a shell company, and the resale limitations described below will continue to apply until the conditions of Rule 144(i)(2) are satisfied.

Our common stock is considered to be a “penny stock,” as defined in Rule 3a51-1 promulgated by the SEC under the Exchange Act. The penny stock rules require a broker-dealer, prior to a transaction in penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. These disclosure rules have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. So long as our common stock is subject to the penny stock rules, it may be more difficult to sell our common stock.

As a shell issuer, the safe harbor provided by Rule 144 promulgated under the Securities Act is unavailable for resales of our restricted shares of common stock by our security holders, which thereby decreases the liquidity in our stock.

Effect of Amended Rule 15c2-11 on the Company’s securities.

The SEC released and published a Final Rulemaking on Publication or Submission of Quotations without Specified Information amending Rule 15c2-11 under the Exchange Act (“Amended Rule 15c2-11”). To be eligible for public quotations on an ongoing basis, Amended Rule 15c2-11 modified the “piggyback exemption” that required that (i) the specified current information about the company is publicly available, and (ii) the security is subject to a one-sided (i.e., a bid or offer) priced quotation, with no more than four business days in succession without a quotation. Under Amended Rule 15c2-11, shell companies like the Company may only rely on the piggyback exemption in certain limited circumstances. The Amended Rule 15c2-11 will require, among other requirements, that a broker-dealer has a reasonable basis for believing that information about the issuer of securities is accurate. Our security holders may find it more difficult to deposit common stock with a broker-dealer, and if deposited, more difficult to trade the securities on the Pink Sheets. The Company intends to provide the specified current information under the Exchange Act but there is no assurance that a broker-dealer will accept our common stock or if accepted, that the broker-dealer will rely on our disclosure of the specified current information.

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We are not eligible to register our securities on Form S-8.

Shell companies are prohibited from using Form S-8 to register securities under the Securities Act. If a company ceases to be a shell company, it may use Form S-8 sixty calendar days later, provided it has filed all reports and other materials required to be filed under the Exchange Act during the preceding 12 months (or for such shorter period that it has been required to file such reports and materials after the company files “Form 10 information,” which is information that a company would be required to file in a registration statement on Form 10 if it were registering a class of securities under Section 12 of the Exchange Act). This information would normally be reported on a current report on Form 8-K reporting the completion of a transaction that caused the company to cease being a shell company.

The safe harbor under Rule 144 is not available for the resale of our securities.

Subsection (i) of Rule 144 promulgated under the Securities Act provides that Rule 144 is not available for the resale of securities initially issued by an issuer that is a shell company. The Company was a shell company prior to July 23, 2026. Because Rule 144(i) applies to an issuer that is or at any time previously has been a shell company, the holders of our securities may not rely on Rule 144 to have the restriction removed from their securities without registration until the conditions of Rule 144(i)(2) are satisfied, including the filing of Form 10 information reflecting that the Company has ceased to be a shell company and the filing of all required periodic reports during the preceding twelve (12) months.

As a result of our former status as a shell company, our investors are not allowed to rely on the “safe harbor” provisions of Rule 144 so as not to be considered underwriters in connection with the sale of our securities until one year after the Company has filed Form 10 information reflecting that it has ceased to be a shell company. This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities in the absence of the registration of such securities.

There is very limited liquidity of the Company’s common stock.

Our common stock is thinly traded on the Pink Sheets and there is a very limited market in our common stock. As a result, there is only limited liquidity in our common stock.

No public market for the Company’s shares may ever develop and as a result, the liquidity of any outstanding shares will be limited.

The Company’s common stock is not currently listed or traded on any exchange. There is no assurance, even if such shares are accepted for listing or quotation, that any market will develop or that the Company will locate a broker interested in or qualified in handling the Company’s securities. In such event, the ability of any shareholder to sell the Company’s securities owned by such shareholder will be limited.

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There are significant limitations on a shareholder’s ability to re-sell shares of the Company’s common stock.

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws. The holders of our shares of Common Stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTCQB Market (“OTCQB”), investors should consider any secondary market for our securities to be a limited one. We intend to seek coverage and publication of information regarding our Company in an accepted publication which permits a “manual exemption.” This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer’s balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals, while some states do not have any provisions and therefore do not expressly recognize the manual exemption.

Accordingly, shares of our common stock should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Possible classification as a penny stock, which may increase reporting obligations for any transaction and additional burden on any potential broker.

If a public market develops for our securities, such securities may be classified as penny stock depending upon the market price and the manner in which they are traded. The SEC has adopted Rule 15g-9, which establishes the definition of a “penny stock”, for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share and that is admitted to quotation but does not trade on NASDAQ or a national securities exchange. For any transaction involving a penny stock, unless exempt, the rules require the delivery by the broker of a document to investors, stating the risks of investment in penny stocks, the possible lack of liquidity, commissions paid, current quotation and investors’ rights and remedies, a special suitability inquiry, regular reporting to the investor and other requirements.

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The Company is an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. These provisions include:

A requirement to have only two years of audited financial statements and only two years of related Management’s Discussion and Analysis included in an initial public offering registration statement;

●	An exemption to provide less than five years of selected financial data in an initial public offering registration statement;

●	An exemption from the auditor attestation requirement in the assessment of our internal controls over financial reporting;

●	An exemption from compliance with any new or revised financial accounting standards until they would apply to private companies;

●	An exemption from compliance with any new requirement adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statement of the issuer; and reduced disclosure about our executive compensation arrangements

An emerging growth company is also exempt from Section 404(b) of the Sarbanes Oxley Act, which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Exchange Act, which require stockholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

●	The first fiscal year during which our total annual gross revenues were $1.235 billion or more;

●	The first fiscal year following the fifth anniversary of the filing of this Form 10;

●	The date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; or

●	The date on which we are deemed to be a large accelerated filer as defined in Rule 12b-2 of the Securities Exchange Act of 1934.

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The Company is a smaller reporting company, and if the Company takes advantage of certain exemptions from disclosure requirements available to smaller reporting companies, this could make the securities of the Company less attractive to investors and may make it more difficult to compare the Company’s performance with other public companies.

The Company is a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. The Company will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of the Company’s common stock held by non-affiliates equals or exceeds $250 million as of the end of the prior June 30th, or (2) the Company’s annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of the Company’s common stock held by non-affiliates exceeds $700 million as of the prior June 30th. To the extent the Company takes advantage of such reduced disclosure obligations, it may also make comparison of the Company’s financial statements with other public companies difficult or impossible.

Your percentage of ownership in the Company may be diluted in the future.

Your percentage ownership in the Company may be diluted in the future because of equity issuances for acquisitions, capital market transactions or otherwise, including shares issued to raise capital to implement our Plan of Business, shares issued in connection with any acquisition, and equity awards that we may grant to our directors, officers and employees.

Conversion of the Note and exercise of the Warrant would be substantially dilutive to the holders of our common stock.

The Note is convertible, at the Trust’s election, into shares of our common stock at $1.00 per share, and the Trust may elect to convert accrued interest as well. The Warrant is exercisable for 400,000 shares of our common stock at $3.00 per share through October 7, 2031. Conversion of the Note in full and exercise of the Warrant in full would require us to issue 800,000 shares of common stock, exclusive of any shares issued in respect of accrued interest. On the basis of the 51,161,595 shares outstanding as of the date hereof, such 800,000 shares would represent approximately 1.5% of the shares of common stock then outstanding. We have agreed to reserve a sufficient number of authorized and unissued shares to permit conversion and exercise in full.

The Note and the Warrant are each subject to a limitation that prohibits conversion or exercise to the extent the Trust, together with its affiliates and any persons acting as a group with it, would after giving effect to the conversion or exercise beneficially own more than 9.99% of our then issued and outstanding common stock, calculated in accordance with Section 13(d) of the Exchange Act. Because the Trust is already deemed to beneficially own the 95,858,282 shares of common stock underlying its currently convertible Series A Preferred Stock, which is far in excess of 9.99% of our issued and outstanding common stock, the limitation as drafted may prohibit any conversion of the Note or exercise of the Warrant unless the instruments are amended or the limitation is waived.

In addition, the limitation restricts only the number of shares of common stock the Trust may hold at any one time. It does not limit the Trust’s voting control, which arises from the super-voting Series A Preferred Stock and is unaffected by the Note and the Warrant.

Certain provisions in our articles of incorporation and bylaws, as amended, and of Florida law, may prevent or delay an acquisition of the Company, which could decrease the trading price of our common stock.

Our articles of incorporation and our bylaws, as well as Florida corporate law, contain provisions that are intended to deter coercive takeover practices and inadequate takeover bids by making such practices or bids unacceptably expensive to the acquirer and to encourage prospective acquirers to negotiate with our board of directors rather than to attempt a hostile takeover. These provisions include, among others:

●	the inability of our stockholders to call a special meeting;

●	limitations on the ability of our stockholders to present proposals or nominate directors for election at stockholder meetings;

●	the right of our board of directors to issue preferred stock without stockholder approval; and

●	the ability of our directors to fill vacancies on our board of directors.

Florida law also imposes some restrictions on mergers and other business combinations between us and any holder of 15% or more of our outstanding common stock.

We believe these provisions may help protect our stockholders from coercive or otherwise unfair takeover tactics by requiring potential acquirers to negotiate with our board of directors and by providing our board of directors with more time to assess any acquisition proposal. These provisions are not intended to make our Company immune from takeovers. In addition, although we believe these provisions collectively provide for an opportunity to receive higher bids by requiring potential acquirers to negotiate with our board of directors, they would apply even if the offer may be considered beneficial by some stockholders. These provisions may also frustrate or prevent any attempts by our stockholders to replace or remove our current management team by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management.

We do not expect to pay any cash dividends for the foreseeable future.

We have not declared any cash dividends. We currently intend to retain any future earnings to finance our business operations and the implementation of our Plan of Business and, therefore, we do not anticipate that we will pay any cash dividends on shares of our common stock in the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our board of directors and will be dependent upon our future financial condition, results of operations and capital requirements, general business conditions and other relevant factors as determined by our board of directors. Accordingly, if you purchase shares of our common stock, realization of a gain on your investment will depend on the appreciation of the price of our common stock, which may never occur. Investors seeking cash dividends in the foreseeable future should not purchase our common stock. See “Dividend Policy.”

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and any trading volume could decline.

We do not currently have research coverage by any securities or industry analyst, and we may never obtain such coverage. The trading market for our securities depends in part on the research and reports that industry or financial analysts publish about us or our business. We do not influence or control the reporting of these analysts, and no analyst has any obligation to cover us. If no analyst commences coverage of our company, the market price and trading volume of our common stock could be adversely affected. If an analyst does initiate coverage and later downgrades our common stock, provides a negative outlook on our company or our industry or on the stock of any of our competitors, or ceases coverage of our company, we could lose visibility in the market and the price of our common stock and its trading volume could decline.

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Item 2. Financial Information

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations and our financial statements and related notes included elsewhere in this Registration Statement. Some of the information contained in this discussion and analysis or set forth elsewhere in this Registration Statement, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results may differ materially from those described below.

Overview

Through the periods covered by the financial statements included in this Registration Statement, we had no operations from a continuing business other than the expenditures related to running the Company.

However, following the execution of the Marketing Agreement on July 23, 2026, we began business operations and we expect to generate revenue in the form of the Marketing Fee, equal to 15% of BML’s Net Revenue from sales of the Products, payable quarterly within thirty days after the end of each calendar quarter. During the next 12-month period we anticipate incurring costs in connection with engaging marketing personnel and contractors, implementing marketing technology and an advertising compliance program, filing SEC reports, and evaluating complementary business opportunities. Because the Marketing Fee is payable only if and to the extent BML sells Products and collects payment, we cannot predict the amount or timing of any revenue under the Marketing Agreement. (See Note 1 below).

Note 1: The notes to our unaudited financial statements for the six months ended June 30, 2026, included herein describe our current business operations. However, the notes to our audited financial statements for the year ended December 31, 2025, included herein do not reflect our current business operations, inasmuch as such financial statements and notes thereto were published prior to our having commenced our current business operations. Our future audited financial statements will include notes that depict our then-current business operations.

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Once we have developed and begun to implement our business plan, management intends to fund our working capital requirements through a combination of our existing funds and future issuances of debt or equity securities. Our working capital requirements are expected to increase in line with the implementation of our business plan.

We do not possess sufficient working capital to fund our operations over the next 12 months and there is no assurance that we will be able to obtain needed capital. To obtain capital we expect that we will be required to issue our securities and/or enter into loan agreements.

Issuances of equity or convertible debt securities will result in dilution to our current shareholders. Further, such securities might have rights, preferences, or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be successful in implementing our dietary supplement business plan.

We anticipate that we will incur operating losses in the next 12 months, principally costs related to our being obligated to file reports with the SEC. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. Such risks include, but are not limited to, an evolving and unpredictable business model, recognition of revenue sources and the management of growth. To address these risks, we must, among other things, develop, implement, and successfully execute our business strategy, respond to competitive developments, and attract, retain, and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business prospects, financial condition, and results of operations.

Going Concern

We have only limited capital. Additional financing is necessary for us to continue as a going concern. The report of the independent registered public accounting firm accompanying our financial statements for the years ended December 31, 2025 and 2024, contained an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The financial statements have been prepared “assuming that we will continue as a going concern”, which contemplates that we will realize our assets and satisfy our liabilities and commitments in the ordinary course of business.

Results of Operations

Three Months Ended June 30, 2026 and 2025

During the three months ended June 30, 2026 and 2025, we had no operations other than incurring expenditures related to running the Company, and we generated no revenues. Our operating expenses for the same periods were comprised of $44,000 and $60,000, respectively, of officer compensation expense and of $18,856 and $6,258, respectively, of general and administrative (“G&A”) expenses. Operating expenses were substantially unchanged between the periods.

Our major expenses consist of fees to consultants, lawyers and accountants incurred in connection with our plans to become an SEC reporting company. We also incur administrative expenses attendant to the trading of our common stock and the cost of maintaining our corporate charter. As a result of filing this Registration Statement, we have undertaken the obligation to file periodic reports with the SEC, which will entail payment of professional fees to accountants and lawyers. We expect the level of our operating expenses will increase as we expand our business operations in keeping with out dietary supplement business plan.

During the three months ended June 30, 2026, we incurred interest expense of $10,172 and a loss due to the change in fair value of derivatives of $810,773. During the three months ended June 30, 2025, we incurred interest expense of $4,397 and a loss due to the change in fair value of derivatives of $232,795.

For the three months ended June 30, 2026, we had a net loss of $883,801 compared to a net loss of $303,450 for the three months ended June 30, 2025. The increase in our net loss is mainly due to the increase of the loss for the change in fair value of derivatives.

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Six Months Ended June 30, 2026

During the six months ended June 30, 2026 and 2025, we had no operations other than incurring expenditures related to running the Company, and we generated no revenues. Our operating expenses for the same periods were comprised of $104,000 and $120,000, respectively, of officer compensation expense and of $22,856 and $10,858, respectively, of G&A expenses. Operating expenses were substantially unchanged between the periods.

Our major expenses consist of fees to consultants, lawyers and accountants incurred in connection with our plans to become an SEC reporting company. We also incur administrative expenses attendant to the trading of our common stock and the cost of maintaining our corporate charter. As a result of filing this Registration Statement, we have undertaken the obligation to file periodic reports with the SEC, which will entail payment of professional fees to accountants and lawyers. We expect the level of our operating expenses will increase as we expand our business operations in keeping with out dietary supplement business plan.

During the six months ended June 30, 2026, we incurred interest expense of $20,295 and a loss due to the change in fair value of derivatives of $1,073,721. During the six months ended June 30, 2025, we incurred interest expense of $8,685 and a loss due to the change in fair value of derivatives of $244,538.

For the six months ended June 30, 2026, we had a net loss of $1,220,872, compared to a net loss of $384,081 for the six months ended June 30, 2025. The increase in our net loss is mainly due to the increase of the loss for the change in fair value of derivatives.

Years Ended December 31, 2025 and 2024

During the years ended December 31, 2025 and 2024, we had no operations other than incurring expenditures related to running the Company, and we generated no revenues. Our operating expenses for the same periods were comprised of $240,000 and $240,658, respectively, of officer compensation expense and of $56,553 and $18,803, respectively, of G&A expenses. The increase in operating expenses was mainly due to the increase of professional fees and expenses incurred in connection with the audit of our financial statements and our plans to become an SEC reporting company.

During the year ended December 31, 2025, we incurred interest expense of $18,953, a loss on the issuance of derivatives of $11,488 and a loss due to the change in fair value of derivatives of $23,167. During the year ended December 31, 2024, we incurred interest expense of $16,801 and a gain due to the change in fair value of derivatives of $58,437.

For the year ended December 31, 2025, we had a net loss of $350,161 compared to $217,825 for the year ended December 31, 2024. The increase in our net loss is mainly due to the increase of G&A expenses and to losses related to our derivative liabilities in the current year compared to a derivative gain in the previous year.

Liquidity and Capital Resources

At March 31, 2026, we had no cash on hand and there were outstanding liabilities of $3,525,433, the majority of which were amounts owed to a related party and for the derivative liability. Our working capital deficit at March 31, 2026, was $3,525,433.

For the three months ended March 31, 2026, the Company used $4,000 of cash for operations and received $4,000 from financing activities.

At December 31, 2025, we had no cash on hand and there were outstanding liabilities of $3,188,362, the majority of which were amounts owed to a related party and for the derivative liability. Our working capital deficit at December 31, 2025, was $3,188,362.

For the year ended December 31, 2025, the Company used $56,553 in cash for operations and received $56,553 from financing activities.

Paul Strickland, our former Secretary and Director, individually, and through Selkirk Global Holdings, LLC, an entity controlled by him, has, in the past, funded our limited operations by making advances of funds to cover our operating expenses. The advances are repayable upon demand and the obligations do not bear interest. We do not expect that Strickland, directly or through Selkirk Global Holdings, LLC, will fund our operations in future periods.

Indebtedness Repayable Upon Demand. As of June 30, 2026, the aggregate amount of our indebtedness that is repayable upon demand was $1,537,932, consisting of (a) $1,328,986 of accrued and unpaid management fees, which are unsecured, non-interest bearing and due on demand; (b) $62,607 of convertible notes payable to related parties, consisting of $6,173 owed to Mr. Strickland and $56,434 owed to Selkirk Global Holdings, LLC, which are unsecured, non-interest bearing and due on demand; and (iii) $106,667 of principal and $39,672 of accrued interest owed to Jim Wolff, our former Chief Executive Officer, which bears interest at 10% per annum and is due on demand.

We had no cash on hand at June 30, 2026. On October 7, 2026, we received $400,000 of cash proceeds from the issuance of the Note and the Warrant to the Trust described below. Those proceeds are not repayable on demand; the Note matures on October 6, 2027. We would be unable to satisfy any of these obligations, if payment were demanded. A demand for payment by any of these holders would require us to obtain financing that we have not identified and may not be able to obtain, to issue equity securities on terms that would be dilutive to our shareholders, or to seek protection from our creditors.

Our management is not required to fund our operations by any contract or other obligation. In the event that we undertake to complete an acquisition that requires financing, we will likely depend on an outside source for such financing. However, we have not identified any debt or equity financing sources that can be relied upon to provide such financing.

Convertible Note and Warrant Issued to Our Control Party. On October 7, 2026, we issued to The David and Jessika Contreras Living Trust (the Trust) a convertible promissory note in the principal amount of $400,000 (the Note) and, as additional consideration, a five-year warrant to purchase 400,000 shares of our common stock (the Warrant), for aggregate cash proceeds of $400,000. (See Note A below). The Trust is the record holder of all 95,858,282 outstanding shares of our Series A Preferred Stock and therefore controls our company. Jessika Wiesner, our sole director and our President, Chief Executive Officer, Secretary and Treasurer, is the trustee of the Trust and executed the Note and the Warrant on behalf of both the Company and the Trust. The terms were not determined through arm’s-length negotiation. See Item 7, Certain Relationships and Related Transactions.

Note A: References to a subscription agreement and to a side letter agreement in the Note are included therein due to scrivener’s error, inasmuch as neither of such documents was signed by our company and Ms. Wiesner.

The Note bears interest at 6% per annum, computed on the basis of a 365-day year and the actual number of days elapsed, and matures on October 6, 2027. Principal and accrued interest are payable in a single payment at maturity unless the Note is earlier converted or accelerated. The Note is unsecured. We may not prepay the Note, in whole or in part, without the Trust’s prior written consent. Following an event of default, the outstanding principal bears interest at 12% per annum or the maximum rate permitted by law, whichever is less, and the holder may declare the entire balance immediately due and payable.

The Note is convertible, at the Trust’s election at any time prior to repayment in full, into shares of our common stock at a conversion price of $1.00 per share, and the Trust may elect to convert accrued interest as well. The Warrant entitles the Trust to purchase 400,000 shares of common stock at $3.00 per share at any time until October 7, 2031, for cash only; no cashless or net exercise is permitted. Conversion of the Note in full and exercise of the Warrant in full would require us to issue 800,000 shares of common stock, exclusive of any shares issued in respect of accrued interest. Both instruments are subject to a 9.99% beneficial ownership limitation that applies on an aggregate basis, calculated under Section 13(d) of the Exchange Act. Because the Trust is already deemed to beneficially own the 95,858,282 shares of common stock underlying its currently convertible Series A Preferred Stock, the limitation as drafted may prohibit any conversion or exercise unless the instruments are amended or the limitation is waived. The limitation restricts the number of shares of common stock the Trust may hold at any one time; it does not limit the Trust’s voting control, which arises from the Series A Preferred Stock and is unaffected by the Note and the Warrant.

We have agreed to reserve at all times a sufficient number of authorized and unissued shares of common stock to permit conversion of the Note in full and exercise of the Warrant in full. We granted the Trust no registration rights. The Note also obligates us, for so long as any amount remains outstanding under it or the Warrant remains exercisable, to use commercially reasonable efforts to file on a timely basis all reports required under Section 13 or 15(d) of the Exchange Act and, to the extent we are not then subject to those requirements, to make publicly available the information required by Rule 15c2-11. A failure to satisfy that covenant is an event of default under the Note.

Effect on liquidity. The $400,000 of proceeds is the only financing we have obtained since the change in control and is our principal source of liquidity, which will utilize primarily for marketing expenses, personnel-related expenses, operating expenses and for working capital. We will be required to pay $400,000 of principal, together with approximately $23,900 of accrued interest, on October 6, 2027, unless the Trust elects to convert. We have no committed source of funds with which to repay the Note at maturity, we cannot compel its conversion, and we may not prepay it without the Trust’s consent. If the Trust does not convert and we cannot refinance or repay the Note, we would be in default. The receipt of these proceeds does not alter the conclusion that substantial doubt exists about our ability to continue as a going concern, and it does not reduce the $1,537,932 of indebtedness that is repayable upon demand described above.

Accounting treatment. The $400,000 of proceeds will be allocated between the Note and the Warrant based on their relative fair values. The amount allocated to the Warrant will be recorded in additional paid-in capital and as a discount to the carrying amount of the Note, and that discount will be amortized to interest expense over the one-year term of the Note. As a result, the interest expense we recognize on the Note will substantially exceed the 6% stated rate, and the effective interest rate will be materially higher. We are also evaluating whether the conversion feature and the Warrant require separate accounting as derivatives under ASC 815.

Critical Accounting Policies

This discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements which have been prepared under accounting principles generally accepted in the United States of America (“US GAAP”). The preparation of financial statements in conformity with US GAAP requires our management to make estimates and assumptions that affect the reported values of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported levels of revenue and expenses during the reporting period. Actual results could materially differ from those estimates.

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Below is a discussion of accounting policies that we consider critical to an understanding of our financial condition and operating results and that may require complex judgment in their application or require estimates about matters which are inherently uncertain. A discussion of our significant accounting policies, including further discussion of the accounting policies described below, can be found in Note 2, “Summary of Significant Accounting Policies” of our Consolidated Financial Statements.

Debt Modifications and Extinguishments. The Company evaluates amendments to debt agreements in accordance with applicable U.S. GAAP to determine whether a modification of an existing debt instrument should be accounted for as a continuation of the original debt or as an extinguishment of the original debt and issuance of new debt. In making this determination, the Company considers both quantitative and qualitative factors, including whether the modification results in substantially different terms. For modifications involving debt with the same lender that are not considered substantially different, the Company accounts for the transaction as a debt modification. Any fees paid to or received from the existing lender, together with any unamortized debt issuance costs or discounts, are adjusted against the carrying amount of the debt and amortized prospectively over the remaining or revised term using the effective interest method.

If the modified terms are determined to be substantially different, or if the debt is exchanged with a different lender, the transaction is accounted for as a debt extinguishment. In such cases, the original debt and any related unamortized debt discounts, premiums, issuance costs, and associated liabilities are derecognized, the new debt is recognized at its initial carrying amount, and any resulting gain or loss is recognized in the consolidated statements of operations in the period of the extinguishment.

For modifications of convertible debt or debt containing embedded features, the Company also evaluates whether any changes to the conversion terms, embedded derivatives, or other features require separate accounting under applicable U.S. GAAP, including ASC 470, Debt, and ASC 815, Derivatives and Hedging.

Related Parties. We follow subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

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The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.”

Recently Issued Accounting Pronouncements. The Company has implemented all new applicable accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Item 3. Properties

Through our wholly owned subsidiary, Canvas 2709, LLC, a Florida limited liability company, we own the real property located at 7311 NW 12th Street, Unit 15, Miami, Florida 33126 (the “Property”). We acquired one hundred percent (100%) of the membership interests of Canvas 2709, LLC on June 8, 2026, pursuant to the Exchange Agreement described above under Item 1. Business – Recent Events – Change in Control. The Property is the principal asset of Canvas 2709, LLC and is our only material physical property.

The Property consists of a 1,509 square-foot warehouse condominium unit located in Miami-Dade County, Florida. Title to the Property is held in fee simple by Canvas 2709, LLC. The Property is not subject to any mortgage. The Property is currently vacant. We maintain property and casualty insurance on the Property.

Our principal executive offices are located at 888 Brickell Key Drive, #306, Miami, Florida 33131. Our Chief Executive Officer, Jessika Wiesner, provides these offices at no charge to us.

Other than the Property and our principal executive offices, we do not own or lease any real property.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

Set forth below is information regarding the beneficial ownership of our common stock as of the date of this Registration Statement by (i) each of our directors and executive officers, (ii) each person whom we know owned, beneficially, more than 5% of the outstanding shares of our common stock, and (iii) all of our current directors and executive officers as a group. We believe that, except as otherwise noted below, each named beneficial owner has sole voting and investment power with respect to the shares listed. Unless otherwise indicated herein, beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares beneficially owned.

On October 7, 2026, we issued to The David and Jessika Contreras Living Trust (the Trust) a convertible promissory note in the principal amount of $400,000, convertible at the Trust’s election into shares of our common stock at $1.00 per share, and a warrant to purchase 400,000 shares of our common stock at $3.00 per share through October 7, 2031. The shares issuable on conversion of that note and on exercise of that warrant are not included in the table below. Each instrument prohibits conversion or exercise to the extent the Trust would thereafter beneficially own more than 9.99% of our issued and outstanding common stock, and the Trust is already deemed to beneficially own common stock in excess of that threshold by reason of its currently convertible Series A Preferred Stock.

Name of Shareholder	Number of Shares Beneficially Owned		% Beneficially Owned(1)	Effective Voting Power (2)
Common Stock
Executive Officers and Directors
Jessika Wiesner	95,858,282	(3)(4)	65.20%	99.99%
Officers and directors, as a group (1 person)	95,858,282	(3)(4)	65.20%	99.99%
5% Owners
The David and Jessika Contreras Living Trust (5)	95,858,282	(3)	65.20%	99.99%
Biomolecular Life Holdings, Inc. Special Acquisition Account	50,000,000	(6)	34.01%	0%
Series A Preferred Stock(7)(8)
The David and Jessika Contreras Living Trust(4)	95,858,282		100%	99.99%

(1)

Based on (a) 147,019,877 shares of common stock outstanding, which includes (1) 51,161,595 issued shares and (2) 95,858,282 unissued shares of common stock that underlie outstanding shares of currently convertible Series A Preferred Stock and (b) 95,858,282 shares of Series A Preferred Stock, respectively.

(2)	Based on 958,585,820,000 eligible votes.
(3)	None of these shares is issued, but underlie outstanding shares of currently convertible Series A Preferred Stock.
(4)	The shares of Series A Preferred Stock which are convertible into these shares of common stock are owned of record by The David and Jessika Contreras Living Trust, the trustee of which is Jessika Wiesner, our Sole Officer and Director. See Note 5 below.
(5)	The trustee of this trust is Jessika Wiesner, our Sole Officer and Director; the address of this shareholder is 1395 Brickell Avenue, Suite 800, Miami, Florida 33131.
(6)	These shares were issued by our company and are held in a Special Acquisition Account for use in a yet-to-be-determined future acquisition transaction. Our Board of Directors has determined that, in any shareholder vote involving our outstanding common stock, we will abstain from voting these shares.
(7)	Each share of the Series A Preferred Stock shall have the right to 10,000 votes is all matters requiring shareholder approval.
(8)	Our Sole Officer and Director, Jessika Wiesner, as the trustee of The David and Jessika Contreras Living Trust, will be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. See Note 7 above.

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Item 5. Directors and Executive Officers

Our directors and executive officers, and their ages as of the date of this Registration Statement, are as follows:

Name	Position	Age
Executive Officers:
Jessika Wiesner	President, Chief Executive Officer, Secretary, Treasurer and Sole Director	43

Our directors hold office until the next annual meeting of shareholders and until his or her successor(s) have been duly elected and qualified. Directors are elected at the annual meetings to serve for one-year terms. Officers are elected by, and serve at the discretion of, the board of directors.

Jessika Wiesner – Ms. Wiesner has served as our sole director and as our President, Chief Executive Officer, Secretary and Treasurer since June 8, 2026. Ms. Wiesner is a licensed real estate broker in the State of Florida and, for more than the last ten years, she has owned Global Prestige Real Estate LLC, real estate brokerage company. Ms. Wiesner has served as the manager of Biomolecular Life LLC, the Florida limited liability company that develops, markets and sells the Products and that is our sole client under the Marketing Agreement, since January 2025. She has served as the manager of Canvas 2709, LLC, our wholly owned subsidiary, since January 2019. She serves as trustee of The David and Jessika Contreras Living Trust, which holds all of our outstanding Series A Preferred Stock representing voting control of our company. Our board of directors concluded that Ms. Wiesner should serve as a director because of her general business experience and her role as manager of Biomolecular Life LLC.

During the past ten years, none of the persons identified above has been:

(1) the subject of a petition under the federal bankruptcy laws or any state insolvency law filed by or against him or her, or of the appointment of a receiver, fiscal agent or similar officer by a court for his or her business or property, and no such petition was filed against, and no such appointment was made with respect to, any partnership in which he or she was a general partner, or any corporation or business association of which he or she was an executive officer, at or within two years before the time of such filing;

(2) convicted in a criminal proceeding or a named subject of a pending criminal proceeding, excluding traffic violations and other minor offenses;

(3) the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction permanently or temporarily enjoining him or her from, or otherwise limiting, (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with any such activity, (ii) engaging in any type of business practice, or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(4) the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days his or her right to engage in any activity described in clause (3)(i) above, or to be associated with persons engaged in any such activity;

(5) found by a court of competent jurisdiction in a civil action, or by the Securities and Exchange Commission, to have violated any federal or state securities law, where the judgment or finding has not been subsequently reversed, suspended or vacated;

(6) found by a court of competent jurisdiction in a civil action, or by the Commodity Futures Trading Commission, to have violated any federal commodities law, where the judgment or finding has not been subsequently reversed, suspended or vacated;

(7) the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any federal or state securities or commodities law or regulation, (ii) any law or regulation respecting financial institutions or insurance companies, including a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8) the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization as defined in Section 3(a)(26) of the Exchange Act, any registered entity as defined in Section 1(a)(29) of the Commodity Exchange Act, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act will require our executive officers and directors and persons who own more than 10% of our common stock to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common stock and other equity securities, on Form 3, 4 and 5, respectively. Executive officers, directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish our company with copies of all Section 16(a) reports they file.

Board Committees

We do not have a formal Audit Committee, Compensation Committee, or Nominating and Corporate Governance Committee. As our business expands, our board of directors will evaluate the necessity of forming one or more of the aforementioned committees.

Code of Ethics

We have not adopted a code of ethics to apply to our executive officers, directors or persons performing similar functions.

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Item 6. Executive Compensation.

Summary Compensation Table

The following table sets forth information regarding compensation paid, distributed or accrued by us for the years ended December 31, 2025 and 2024, by our principal executive officer and our other highly compensated executive officers who served during 2025 (“Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	All Other Compensation ($)		Total ($)
William Farrand,	2025	$0	$0		$0
Former President and Chief Executive Officer	2024	$0	$0		$0
Paul Strickland,	2025	$0	$240,000	(1)	$240,000	(1)
Former Acting President and Secretary	2024	$0	$240,658	(1)	$240,658	(1)
Jessika Wiesner,	2025	$0	$0		$0
President and Chief Executive Officer(2)	2024	$0	$0		$0

(1) Represents management fees accrued, but not paid, under the November 24, 2020, Management Agreement between the Company and Selkirk Global Holdings, LLC, a company wholly owned by Mr. Strickland, for Mr. Strickland’s services as an executive officer of the Company. No portion of these amounts has been paid in cash. As of March 31, 2026, $1,284,986 of management fees remained accrued and unpaid, and that amount is repayable upon demand. See Item 2. Financial Information – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources and Item 7. Certain Relationships and Related Transactions.

(2) Ms. Wiesner did not become an officer of the Company until June 8, 2026, and accordingly received no compensation from the Company during the years ended December 31, 2025 and 2024. On June 15, 2026, the Company entered into an Executive Employment Agreement with Ms. Wiesner providing for a base salary of $96,000 per annum. See Item 7. Certain Relationships and Related Transactions — Executive Employment Agreement.

Resignation, Retirement, Other Termination or Change in Control Arrangements

Under the Executive Employment Agreement with Ms. Wiesner, if we terminate Ms. Wiesner without Cause, or if she terminates her employment for Good Reason, she is entitled to accrued and unpaid base salary and benefits plus severance equal to three (3) months of her then-current base salary, or $24,000 at the current rate, conditioned on her execution and non-revocation of a general release of claims. We have no other contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to our directors or our Named Executive Officers at, following, or in connection with the resignation, retirement or other termination of such persons, or a change in control of our company or a change in the responsibilities of our directors or Named Executive Officers following a change in control.

Option Grants

We have not granted any stock options or restricted stock to any of our Named Executive Officers or directors.

Aggregated Option Exercises and Fiscal Year-End Option Value

No stock options have been granted to or exercised by our Named Executive Officers or directors.

Long-Term Incentive Plan (“LTIP”) Awards.

We have not granted any LTIP awards to any of our Named Executive Officers or directors.

Corporate Governance

We do not have an audit committee or a compensation committee. We also do not have an audit committee financial expert, because the cost related to retaining a financial expert at this time would be prohibitive in our circumstances. Further, because there are only development stage operations occurring at the present time, we believe the services of a financial expert are not warranted. We do not currently have any independent directors as defined by Marketplace Rule 5605(a)(2) of the Nasdaq Stock Market, Inc.

Employment Agreements

On June 15, 2026, we entered into an Executive Employment Agreement with Jessika Wiesner, our sole director and our President, Chief Executive Officer, Secretary and Treasurer, providing for a base salary of $8,000 per month, eligibility for a discretionary annual bonus, and severance equal to three (3) months of base salary upon a termination without Cause or for Good Reason. See Item 7. Certain Relationships and Related Transactions — Executive Employment Agreement.

Director Compensation

Our Directors are not compensated for their serving as directors of the Company.

Item 7. Certain Relationships and Related Transactions.

Since January 1, 2023, the Company has engaged in the related party transactions set forth below.

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Change in Control

On June 8, 2026, the Company entered into a Membership Interest Exchange and Change of Control Agreement (the Exchange Agreement) and consummated the transactions contemplated thereby. Pursuant to the Exchange Agreement, the Company acquired one hundred percent (100%) of the membership interests of Canvas 2709, LLC, a Florida limited liability company whose principal asset is real property located at 7311 NW 12th Street, Unit 15, Miami, Florida, and Selkirk Global Holdings, LLC transferred its 95,858,282 shares of Series A Preferred Stock, representing voting control of the Company, to The David and Jessika Contreras Living Trust. In connection with the closing, Paul Strickland resigned from all of his positions as a director and officer of the Company, and Jessika Wiesner was appointed as the Company’s sole director and as President, Chief Executive Officer, Secretary and Treasurer. In connection with the foregoing, the Company changed its corporate name to Biomolecular Life Holdings, Inc.

Executive Employment Agreement

On June 15, 2026, the Company entered into an Executive Employment Agreement (the “Employment Agreement”) with Jessika Wiesner, pursuant to which Ms. Wiesner was appointed to serve, and continues to serve, as the Company’s Director, President, Chief Executive Officer, Secretary and Treasurer. The terms of the Employment Agreement were not determined through arm’s-length negotiation and were not reviewed, negotiated or approved by any person other than Ms. Contreras. The terms may be less favorable to the Company than terms that could have been obtained from an unaffiliated person.

Compensation. The Employment Agreement provides for a base salary of $8,000 per month, or $96,000 per annum, subject to annual review by the Board and subject to increase, but not decrease, without the Executive’s consent. The Executive is eligible for an annual discretionary cash bonus in such amount and on such performance criteria as the Board determines in its sole discretion; no bonus has been awarded. The Company has not adopted an equity incentive plan and has granted no equity awards; if a plan is adopted, the Executive will be eligible to participate on terms determined by the Board. The Executive is entitled to participate in such benefit plans as the Company may establish, to paid vacation under Company policy, and to reimbursement of reasonable and documented business expenses. The Company has consented to the Executive performing her duties remotely. As of June 30, 2026, $4,000 of base salary had accrued and was unpaid.

Term; Termination; Severance. The Employment Agreement became effective June 15, 2026, and continues until terminated. Either party may terminate without Cause on thirty (30) days’ prior written notice. If the Company terminates the Executive without Cause, or the Executive terminates for Good Reason, the Executive is entitled to accrued and unpaid base salary and benefits plus severance equal to three (3) months of her then-current base salary, or $24,000 at the current rate, payable over the Company’s normal payroll cycle and conditioned on her execution and non-revocation of a general release of claims. “Good Reason” means a material diminution in title, authority, duties or responsibilities, a material reduction in base salary, or a material breach by the Company, in each case subject to notice within ninety (90) days of the initial occurrence and a thirty (30) day cure period. The Company may terminate for Cause, which is defined to include uncured material breach, gross negligence or willful misconduct, specified criminal conduct, fraud or embezzlement against the Company, and the Executive becoming subject to a final order of the Commission, FINRA or another regulatory authority prohibiting her from serving as an officer or director of a public company. Employment terminates automatically upon death and may be terminated upon Disability, in each case with accrued amounts only. Upon any termination the Executive is deemed to have resigned from all offices and, unless the Board requests otherwise, all directorships.

Indemnification. The Company has agreed to indemnify the Executive to the fullest extent permitted by the Florida Business Corporation Act and the Company’s Articles of Incorporation and Bylaws against liabilities, costs and expenses, including reasonable attorneys’ fees, arising by reason of her service as an officer or director, to advance expenses to the fullest extent permitted by law, and to use commercially reasonable efforts to maintain directors’ and officers’ liability insurance covering her during and after the term. [Confirm whether any D&O policy is in force; if none, state that the indemnification obligation is unfunded.] These obligations survive termination and are not subject to any dollar limit.

Restrictive Covenants. The Executive is subject to a two (2) year post-termination non-solicitation covenant as to employees, consultants, independent contractors, suppliers, customers, vendors, licensees, strategic partners and other business relations; a perpetual confidentiality covenant; and an assignment of inventions relating to the Company’s actual or anticipated business. The Employment Agreement contains no non-competition covenant. Disputes are subject to binding arbitration in Miami-Dade County, Florida, except that the Company may seek injunctive relief to enforce the restrictive covenants. The Employment Agreement is governed by Florida law.

Advances. Separately, Ms. Contreras has advanced funds to the Company for operating expenses. As of June 30, 2026, $4,294 was outstanding. The advance is unsecured, non-interest bearing and due on demand. No principal or interest has been repaid.

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Marketing Agreement

Marketing Services and License Agreement. On July 23, 2026, the Company entered into a Marketing Services and License Agreement (the Marketing Agreement) with Biomolecular Life LLC, a Florida limited liability company (“BML”). BML develops, markets, and sells a line of dietary supplement products for humans and pets under the “Biomolecular Life” brand, including its BIOREVIT (vitality and energy support), IMMUNO (immune system support), and MEN (active men revitalization) products, together with such additional products as the parties may add by mutual written agreement (the Products).

Jessika Wiesner, the Company’s sole director and its President, Chief Executive Officer, Secretary and Treasurer, is the manager of BML and executed the Marketing Agreement on behalf of both parties. The Marketing Agreement is, therefore, a related-party transaction and was approved by written consent of the Company’s Board of Directors and by written consent of the manager of BML, in each case following full disclosure of that common service and interest and in accordance with the applicable provisions of the Florida Statutes, respectively. (See Item 1. Business). The Marketing Agreement was not negotiated at arm’s length and its terms may be less favorable to the Company than terms the Company could have obtained from an unaffiliated party.

Convertible Note and Warrant

On October 7, 2026, we issued to The David and Jessika Contreras Living Trust (the Trust) a convertible promissory note in the principal amount of $400,000 (the Note) and, as additional consideration, a five-year warrant to purchase 400,000 shares of our common stock (the Warrant), for aggregate cash proceeds of $400,000. (See Note A below). The Trust is the record holder of all 95,858,282 outstanding shares of our Series A Preferred Stock and therefore controls our company. Jessika Wiesner, our sole director and our President, Chief Executive Officer, Secretary and Treasurer, is the trustee of the Trust and executed the Note and the Warrant on behalf of both the Company and the Trust. The terms were not determined through arm’s-length negotiation.

Note A: References to a subscription agreement and to a side letter agreement in the Note are included therein due to scrivener’s error, inasmuch as neither of such documents was signed by our company and Ms. Wiesner.

The Note bears interest at 6% per annum, computed on the basis of a 365-day year and the actual number of days elapsed, and matures on October 6, 2027. Principal and accrued interest are payable in a single payment at maturity unless the Note is earlier converted or accelerated. The Note is unsecured. We may not prepay the Note, in whole or in part, without the Trust’s prior written consent. Following an event of default, the outstanding principal bears interest at 12% per annum or the maximum rate permitted by law, whichever is less, and the holder may declare the entire balance immediately due and payable.

The Note is convertible, at the Trust’s election at any time prior to repayment in full, into shares of our common stock at a conversion price of $1.00 per share, and the Trust may elect to convert accrued interest as well. The Warrant entitles the Trust to purchase 400,000 shares of common stock at $3.00 per share at any time until October 7, 2031, for cash only; no cashless or net exercise is permitted. Conversion of the Note in full and exercise of the Warrant in full would require us to issue 800,000 shares of common stock, exclusive of any shares issued in respect of accrued interest. Both instruments are subject to a 9.99% beneficial ownership limitation that applies on an aggregate basis, calculated under Section 13(d) of the Exchange Act. Because the Trust is already deemed to beneficially own the 95,858,282 shares of common stock underlying its currently convertible Series A Preferred Stock, the limitation as drafted may prohibit any conversion or exercise unless the instruments are amended or the limitation is waived. The limitation restricts the number of shares of common stock the Trust may hold at any one time; it does not limit the Trust’s voting control, which arises from the Series A Preferred Stock and is unaffected by the Note and the Warrant.

We have agreed to reserve at all times a sufficient number of authorized and unissued shares of common stock to permit conversion of the Note in full and exercise of the Warrant in full. We granted the Trust no registration rights. The Note also obligates us, for so long as any amount remains outstanding under it or the Warrant remains exercisable, to use commercially reasonable efforts to file on a timely basis all reports required under Section 13 or 15(d) of the Exchange Act and, to the extent we are not then subject to those requirements, to make publicly available the information required by Rule 15c2-11. A failure to satisfy that covenant is an event of default under the Note.

Share Issuance to Special Acquisition Account

On June 4, 2026, we issued 50,000,000 shares of our common stock to a special acquisition account of our company, for use in a yet-to-be-determined acquisition transaction. Our Board of Directors has determined that, in any shareholder vote involving our outstanding common stock, we will abstain from voting these shares.

Removal of Sole Officer and Director

On June 5, 2026, by written consent of the holder of a majority of the voting power of the Company’s capital stock, William P. Farrand was removed for cause as a director and as an officer of the Company, effective immediately. Following such removal, Paul Strickland, the Company’s Secretary, served as the sole director and sole officer of the Company until the June 8, 2026, change in control described above.

Loans from Paul Strickland

During the year ended December 31, 2022, the Company’s management directly paid for various company expenses in the amount of $6,173. A convertible exchange note was issued for the amount due on January 23, 2024.

As of March 31, 2026 and December 31, 2025, the outstanding balance payable to Mr. Strickland as a result of the foregoing loan was $6,173 and $6,173, respectively.

Management Agreement with Selkirk Global Holdings, LLC

As of March 31, 2026, December 31, 2025 and 2024, Selkirk Global Holdings, LLC, a company wholly owned by Paul Strickland, the Company’s Secretary, was owed $1,284,986, $1,224,986 and $984,986, respectively, in unpaid management fees pursuant to a November 24, 2020 Management Agreement. The unpaid management fees are unsecured, non-interest bearing, and due on demand.

Loans from Selkirk Global Holdings, LLC

On October 10, 2022, the Company issued a $50,000, 10% convertible promissory note to Selkirk Global Holdings, LLC, (the “Note”). The Note matured October 9, 2023, has a 10% OID and is convertible into the Company’s common stock at a price equal to 55% of the average closing price of the Company’s common stock during the 20 consecutive trading days prior to the date on which the holder elects to convert all or part of the Note. The Note is being funded through the direct payment of Company expenses. As of December 31, 2025, $48,084 has been used for expenses, plus $4,851 OID. As of December 31, 2024, $47,426 has been used for expenses, plus $4,785 OID. On November 6, 2025, the Company entered into a Forbearance Agreement with Selkirk Global Holdings, LLC related to its October 10, 2022, Convertible Note Agreement. Under the agreement, the lender agreed to waive existing events of default and forbear from exercising its remedies through December 31, 2026, provided the Company complies with the terms of the agreement, including timely payment of accrued interest and satisfaction of all obligations under the note.

During the year ended December 31, 2025, Selkirk Global Holdings, LLC, a company wholly owned by Paul Strickland, the Company’s Secretary, directly paid for various Company expenses in the amount of $658. These payments are deemed to be a loan by Mr. Strickland to the Company, which loan is unsecured, non-interest bearing, and due on demand.

As of March 31, 2026, December 31, 2025 and 2024, the outstanding balances payable to Selkirk Global Holdings, LLC as a result of the foregoing loans were $52,935, $52,935 and $52,211, respectively.

Management Agreement with Jim Wolff

As of March 31, 2026, December 31, 2025 and 2024, Jim Wolff, the Company’s former CEO, was owed $272,661, $272,661 and $272,661, respectively, in unpaid management fees pursuant to a November 19, 2020 Management Agreement. The unpaid management fees are unsecured, non-interest bearing, and due on demand.

On December 7, 2023, the Company issued 1,900,096,281 shares (95,005 shares as adjusted for the 1-for-20,000 reverse stock split effective April 16, 2026) of its common stock to Jim Wolff, former Director and CEO of the Company, for payment of past due salary owed to him in the amount of $19,001. The value was determined based on the conversion price of $0.00001 per share, according to the Management Agreement. Jim Wolff was not an affiliate at the time of conversion.

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Loan from Jim Wolff

As of December 31, 2024, Jim Wolff, the Company’s former CEO, was owed $106,667 and $23,672 of principal and interest, respectively, having directly paid for various Company expenses. These payments are deemed to be a loan by Mr. Wolff to the Company, which loan is unsecured, bears a 10% interest rate, and due on demand.

As of December 31, 2025, Jim Wolff, the Company’s former CEO, was owed $106,667 and $34,339 of principal and interest, respectively, having directly paid for various Company expenses. These payments are deemed to be a loan by Mr. Wolff to the Company, which loan is unsecured, bears a 10% interest rate, and due on demand.

As of March 31, 2026, Jim Wolff, the Company’s former CEO, was owed $106,667 and $37,005 of principal and interest, respectively, having directly paid for various Company expenses. These payments are deemed to be a loan by Mr. Wolff to the Company, which loan is unsecured, bears a 10% interest rate, and due on demand.

Loan from Alpha Trading Strategies Software, Inc.

On February 14, 2024, the Company issued a convertible promissory note to Alpha Trading Strategies Software, Inc. (ASTS) for up to $50,000. The note bears interest at 10%, matures on February 13, 2025, and is convertible into shares of common stock at 55% of the average closing price of the Company’s common stock during the 20 consecutive Trading Days prior to the date of conversion. On November 6, 2025, the Company entered into a Forbearance Agreement with Alpha Trading Strategies Software, Inc related to its February 14,2024 Convertible Note Agreement. Under the agreement, the lender agreed to waive existing events of default and forbear from exercising its remedies through December 31, 2026, provided the Company complies with the terms of the agreement, including timely payment of accrued interest and satisfaction of all obligations under the note.

As of March 31, 2026, $46,607 of the note has been funded and there is $2,389 of accrued interest due. As of December 31, 2025, $46,607 of the note has been funded and there is $1,977 of accrued interest due.

Settlement Agreement with Phase I Operations, Inc #1

On October 8, 2020, the Company entered into a Settlement Agreement and Stipulation (the “Settlement Agreement”) with Top Knot, Inc. (USA) relating to the Company’s past due notes payable with a principal balance of $1,161,718.38 representing a total aggregated settlement liability of $1,161,718. At the time the Settlement Agreement was entered into, Top Knot, Inc. (USA) did not own any shares of the Company. Other than as a result of the Settlement Agreement, there is no relationship between Top Knot, Inc. (USA) and the Company or any related party of the Company.

The Settlement Agreement provides for the issuance of free-trading common shares to Top Knot, Inc. (USA) at a conversion rate of 50% of the average closing price of the Company’s shares for the 10 trading days prior to any issuance notice issued by Top Knot, Inc. (USA), subject to a 9.9% beneficial ownership cap and 2,000,000 Settlement Shares to be issued at the current market price to cover legal expenses incurred. On August 22, 2022, Top Knot, Inc. (USA) assigned the Settlement Agreement Phase I Operations, Inc. At the time of the assignment of the Settlement Agreement from Top Knot, Inc. (USA) to Phase I Operations, Inc., Phase I Operations, Inc. did not own any shares of the Company. Other than as a result of the assignment of the Settlement Agreement, there is no relationship between Phase I Operations, Inc. and the Company or any related party of the Company.

To date, the Company has made the following issuances of common stock under the Settlement Agreement:

●	On October 30, 2020, the Company issued 555 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $55,580.49. The value was determined based on the conversion price of $100.00 per share, according to the Settlement Agreement.

On November 25, 2020, the Company issued 1,400 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $120,000. The value was determined based on the conversion price of $85.80 per share, according to the Settlement Agreement.

On December 11, 2020, the Company issued 1,400 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $40,000. The value was determined based on the conversion price of $20.00 per share, according to the Settlement Agreement.

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On December 11, 2020, the Company issued 1,000 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $20,000. The value was determined based on the conversion price of $20.00 per share, according to the Settlement Agreement.

On February 3, 2021, the Company issued 2,000 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $80,000. The value was determined based on the conversion price of $100.00 per share, according to the Settlement Agreement.

On January 27, 2021, the Company issued 2,500 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $232,500. The shares were issued to Intermarket Associates, LLC, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $93.00 per share, according to the Settlement Agreement.

●	On February 2, 2021, the Company issued 2,000 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $200,000. The value was determined based on the conversion price of $100.00 per share, according to the Settlement Agreement.

On February 8, 2021, the Company issued 2,000 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $40,000. The shares were issued to OC Sparkle, Inc., which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $100.00 per share, according to the Settlement Agreement.

●	On February 4, 2021, the Company issued 2,500 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $250,000. The shares were issued to OC Sparkle, Inc., which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $100.00 per share, according to the Settlement Agreement.

Settlement Agreement with Phase I Operations, Inc #2.

On March 12, 2021, the Company entered into a Settlement Agreement and Stipulation (the “Settlement Agreement”) with Top Knot, Inc. (USA) relating to the Company’s past due notes payable with a principal balance of $5,883,380 and representing a total aggregated settlement liability of $5,883,380. At the time the Settlement Agreement was entered into, Top Knot, Inc. (USA) did not own any shares of the Company. Other than as a result of the previous Settlement Agreement entered into on October 8, 2020, and the March 12, 2021 Settlement Agreement, there is no relationship between Top Knot, Inc. (USA) and the Company or any related party of the Company.

The Settlement Agreement provides for the issuance of free-trading common shares to Top Knot, Inc. (USA) at a conversion rate of 50% of the average closing price of the Company’s shares for the 10 trading days prior to any issuance notice issued by Top Knot, Inc. (USA), subject to a 9.9% beneficial ownership cap and 100 Settlement Shares to be issued at the current market price to cover legal expenses incurred. On August 22, 2022, Top Knot, Inc. (USA) assigned the Settlement Agreement Phase I Operations, Inc. At the time of the assignment of the Settlement Agreement from Top Knot, Inc. (USA) to Phase I Operations, Inc., Phase I Operations, Inc. did not own any shares of the Company. Other than as a result of the assignment of the Settlement Agreement, there is no relationship between Phase I Operations, Inc. and the Company or any related party of the Company.

To date, the Company has made the following issuances of common stock under the Settlement Agreement:

●	On April 26, 2021, the Company issued 3,170 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $231,480.77. The value was determined based on the conversion price of $73.00 per share, according to the Settlement Agreement.

●	On June 28, 2021, the Company issued 2,000 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $120,000. The shares were issued to James Bursey, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $60.00 per share, according to the Settlement Agreement. James Bursey is not an affiliate.

●	On July 15, 2021, the Company issued 3,200 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $160,000. The shares were issued to James Bursey, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $50.00 per share, according to the Settlement Agreement. James Bursey is not an affiliate.

●

On July 20, 2021, the Company issued 3,479 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $208,793.73. The shares were issued to MSW Projects Ltd, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $60.00 per share, according to the Settlement Agreement. MSW Projects Ltd, is not an affiliate.

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●	On July 21, 2021, the Company issued 3,479 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $208,793.73. The shares were issued to James Bursey, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $60.00 per share, according to the Settlement Agreement. James Bursey is not an affiliate.

●	On August 4, 2021, the Company issued 4,340 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $260,400. The shares were issued to James Bursey, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $60.00 per share, according to the Settlement Agreement. James Bursey is not an affiliate.

●	On August 5, 2021, the Company issued 4,773 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $262,562.59. The shares were issued to MSW Projects Ltd, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $55.00 per share, according to the Settlement Agreement. MSW Projects Ltd is not an affiliate.

●	On August 16, 2021, the Company issued 5,765 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $449,738.58. The shares were issued to James Bursey, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $78.00 per share, according to the Settlement Agreement. James Bursey is not an affiliate.

●	On August 25, 2021, the Company issued 6,336 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $190,101. The shares were issued to MSW Projects Ltd, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $30.00 per share, according to the Settlement Agreement. MSW Projects Ltd is not an affiliate.

●	On August 27, 2021, the Company issued 6,964 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $208,921. The shares were issued to James Bursey, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $30.00 per share, according to the Settlement Agreement. James Bursey is not an affiliate.

●	On September 1, 2021, the Company issued 7,653 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $413,287.60. The shares were issued to MSW Projects Ltd, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $54.00 per share, according to the Settlement Agreement. MSW Projects Ltd is not an affiliate.

●	On December 9, 2021, the Company issued 10,315 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $165,040.23. The shares were issued to MSW Projects Ltd, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $16.00 per share, according to the Settlement Agreement. MSW Projects Ltd is not an affiliate.

●	On December 17, 2021, the Company issued 11,336 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $174,577.49. The shares were issued to MSW Projects Ltd, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $15.40 per share, according to the Settlement Agreement. MSW Projects Ltd is not an affiliate.

●	On December 30, 2021, the Company issued 12,470 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $140,920.71. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $11.30 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On January 7, 2022, the Company issued 13,705 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $137,054.74. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $10.00 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On January 10, 2022, the Company issued 7,500 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $75,000. The shares were issued to Darling Capital, LLC, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $10.00 per share, according to the Settlement Agreement. Darling Capital, LLC is not an affiliate.

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●	On January 12, 2022, the Company issued 15,804 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $158,048.16. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $10.00 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On January 20, 2022, the Company issued 17,369 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $173,694.93. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $10.00 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On February 3, 2022, the Company issued 19,089 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $80,174.11. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $4.20 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On February 22, 2022, the Company issued 20,978 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $71,328.23. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $3.40 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On March 9, 2022, the Company issued 23,055 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $64,556.24. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $2.80 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On March 26, 2022, the Company issued 25,338 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $76,014.98. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $3.00 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On May 3, 2022, the Company issued 27,846 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $66,832.37. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $2.40 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On May 11, 2022, the Company issued 30,603 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $61,207.31. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $2.00 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On May 16, 2022, the Company issued 33,633 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $60,540.15. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $1.80 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On May 23, 2022, the Company issued 36,963 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $51,748.38. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $1.40 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On June 10, 2022, the Company issued 40,622 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $56,871.47. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $1.40 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On July 5, 2022, the Company issued 44,644 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $44,644.10. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $1.00 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

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●	On July 12, 2022, the Company issued 49,063 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $49,063.87. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $1.00 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On July 18, 2022, the Company issued 53,921 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $107,842.38. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $2.00 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On July 22, 2022, the Company issued 59,259 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $142,222.53. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $2.40 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On July 26, 2022, the Company issued 65,126 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $182,352.98. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $2.80 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On August 8, 2022, the Company issued 71,573 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $128,832.38. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $1.80 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On August 25, 2022, the Company issued 78,659 shares of its common stock to Phase I Operations, Inc. for payment of the settlement liability in the amount of $125,854.92. The shares were issued to Bruce Bent, which is the designated holder of Phase I Operations, Inc. The value was determined based on the conversion price of $1.60 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On August 30, 2022, the Company issued 86,446 shares of its common stock to Phase I Operations, Inc. for payment of the settlement liability in the amount of $121,025.24. The shares were issued to V2IP, Inc., which is the designated holder of Phase I Operations, Inc. The value was determined based on the conversion price of $1.40 per share, according to the Settlement Agreement. V2IP, Inc. is not an affiliate.

●	On October 3, 2022, the Company issued 95,004 shares of its common stock to Phase I Operations, Inc. for payment of the settlement liability in the amount of $95,004.81. The shares were issued to Bruce Bent, which is the designated holder of Phase I Operations, Inc. The value was determined based on the conversion price of $1.00 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On October 18, 2022, the Company issued 104,410 shares of its common stock to Phase I Operations, Inc. for payment of the settlement liability in the amount of $104,410.29. The shares were issued to Judith Goss, which is the designated holder of Phase I Operations, Inc. The value was determined based on the conversion price of $1.00 per share, according to the Settlement Agreement. Judith Goss is not an affiliate.

●	On December 12, 2022, Bruce Bent retired 95,004 shares of the Company’s common stock issued to Phase I Operations, Inc. on October 3, 2022 for payment of the settlement liability in the amount of $95,004.81. The settlement liability increased by $95,004.81.

●	On December 12, 2022, Judith Goss retired 104,410 shares of the Company’s common stock issued to Phase I Operations, Inc. on October 18, 2022 for payment of the settlement liability in the amount of $104,410.29. The settlement liability increased by $104,410.29.

●	On December 12, 2022, V2IP, Inc. retired 86,446 shares of the Company’s common stock issued to Phase I Operations, Inc. for payment of the settlement liability in the amount of $121,025.24. The settlement liability increased by $121,025.24.

●	On July 24, 2023, the Company issued 86,446 shares of its common stock to Phase I Operations, Inc. for payment of the settlement liability in the amount of $86,446.60. The value was determined based on the conversion price of $1.00 per share, according to the Settlement Agreement. Phase I Operations, Inc. is not an affiliate.

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Item 8. Legal Proceedings.

There are no legal proceedings material to our business or financial condition pending and, to the best of our knowledge, no such legal proceedings are contemplated or threatened.

Item 9. Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

Market for the Common Stock

Our common stock is quoted on the OTC Pink Market under the symbol “BIOM”. The bid quotations reported on the OTC Pink Market reflect inter-dealer prices without retail markup, markdown or commissions, and may not necessarily represent actual transactions.

Our common stock is very thinly traded. The quoted bid and asked prices for our common stock vary from week to week. An investor holding shares of our common stock may find it difficult to sell the shares and may find it impossible to sell more than a small number of shares at the quoted bid price.

The following table sets forth the range of closing sale prices for our common stock for each full quarterly period within the two most recent fiscal years and the subsequent interim periods, as reported by the OTC Markets Group Inc. All prices have been adjusted to give retroactive effect to the 1-for-20,000 reverse stock split effective April 16, 2026.

Fiscal Year Ending December 31, 2026	High	Low
First Quarter	2.00	0.02
Second Quarter	2.00	0.39
Third Quarter	0.50	0.0405

Fiscal Year Ended December 31, 2025	High	Low
First Quarter	2.00	0.02
Second Quarter	2.00	0.02
Third Quarter	2.00	0.02
Fourth Quarter	2.00	0.02

Fiscal Year Ended December 31, 2024	High	Low
First Quarter	2.00	0.02
Second Quarter	2.00	0.02
Third Quarter	2.00	0.02
Fourth Quarter	2.00	0.02

Controlled Company Status

Our common stock is quoted on the OTC Pink Market and is not listed on the New York Stock Exchange, NYSE American, The Nasdaq Stock Market or any other national securities exchange. We are therefore not subject to the corporate governance listing standards of any national securities exchange, and the “controlled company” provisions of those listing standards do not presently apply to us. We have no present plan, agreement or arrangement to apply for the listing of our common stock on any national securities exchange.

We believe, however, that we would be considered a “controlled company” if our common stock were listed on a national securities exchange. Under Section 303A.00 of the NYSE Listed Company Manual and Nasdaq Rule 5615(a)(7), a “controlled company” is a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. All 95,858,282 outstanding shares of our Series A Preferred Stock are held of record by The David and Jessika Contreras Living Trust, the trustee of which is Jessika Wiesner, our sole officer and director, and each share of Series A Preferred Stock carries 10,000 votes on all matters submitted to a vote of our stockholders, including the election of directors. The Trust accordingly controls 958,582,820,000 of the 958,633,981,595 votes entitled to be cast by all classes of our outstanding voting securities, or approximately 99.99% of our total voting power. Because that voting power exceeds 50% of the voting power for the election of directors, we would meet the definition of a controlled company under the listing standards of both exchanges.

If our common stock were listed on The Nasdaq Stock Market, our status as a controlled company would permit us to elect not to comply with Nasdaq Rule 5605(b)(1), which requires that a majority of the board of directors be composed of independent directors; Nasdaq Rule 5605(d), which requires a compensation committee composed solely of independent directors; and Nasdaq Rule 5605(e), which requires that director nominees be selected or recommended by independent directors or by a nominating committee composed solely of independent directors. Corresponding exemptions from Sections 303A.01, 303A.04 and 303A.05 of the NYSE Listed Company Manual would be available to us were our common stock listed on the New York Stock Exchange. The controlled company exemption would not relieve us of the audit committee requirements of Nasdaq Rule 5605(c) or of Sections 303A.06 and 303A.07 of the NYSE Listed Company Manual, of the requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or, in the case of a Nasdaq listing, of Nasdaq Rule 5605(b)(2), which requires that independent directors hold regularly scheduled meetings at which only independent directors are present.

We do not presently utilize any of these exemptions, because they are available only to companies listed on a national securities exchange and our common stock is not so listed. If we were to seek and obtain such a listing, we expect that we would be eligible to rely on each of the exemptions described above, and our board of directors would determine at that time whether to do so. [Confirm whether the Company presently intends to utilize the controlled company exemptions in the event it obtains an exchange listing; if so, state that intention and identify the exemptions on which the Company expects to rely.] In either case, we do not currently satisfy the requirements from which those exemptions afford relief: we have a single director, who is not independent under Nasdaq Rule 5605(a)(2), and we do not have an audit committee, a compensation committee or a nominating and corporate governance committee. See Item 5. Directors and Executive Officers — Corporate Governance.

So long as the Trust holds the outstanding shares of our Series A Preferred Stock, Ms. Wiesner will be able to determine the outcome of all matters submitted to a vote of our stockholders, including the election of all of our directors and the approval of any merger, consolidation or sale of all or substantially all of our assets, and our other stockholders will have no practical ability to influence the outcome of any such matter. See Item 4. Security Ownership of Certain Beneficial Owners and Management and Item 11. Description of Registrant’s Securities to be Registered — Series A Preferred Stock.

Restrictions on Availability of Rule 144 for resale of the Company’s shares

Section 5 of the Securities Act forbids the sale of securities in the United States unless accompanied by a prospectus or exempted from the prospectus delivery requirement. A principal exemption relied upon by shareholders is the safe harbor provided by Rule 144 under the Securities Act, which permits the resale of securities by holders who satisfy the requirements of that Rule.

The Company was a shell company prior to July 23, 2026, when it entered into the Marketing Agreement and commenced operations as a provider of marketing, advertising and brand management services. The Company believes that it is no longer a shell company; however, Rule 144(i) applies to an issuer that is, or at any time previously has been, a shell company. Section “(i)” of Rule 144 states that Rule 144 is not available for resale of securities issued by a company that is or ever has been a shell, unless the issuer is no longer a shell, has filed all required periodic reports with the SEC, and has at least 12 months prior to the resale filed with the SEC “Form 10 information” indicating that the issuer has ceased to be a shell company. Because Section “(i)” of Rule 144 applies to our company, holders of our common stock will not be able to rely on Rule 144 to resell their shares until at least 12 months after we file information with the SEC demonstrating that we have ceased to be a shell and then only if we are compliant with the SEC’s periodic reporting requirements. This restriction could significantly limit the liquidity of the common stock held by our shareholders.

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Derivative Securities

There only outstanding securities that are convertible into our common stock, or that provide the holder a right to purchase shares of our common stock, other than the Note and the Warrant described below, are 95,858,282 shares of our Series A Preferred Stock, the terms of which are described in Item 11 Description of Registrant’s Securities to be Registered below.

On October 7, 2026, we issued to The David and Jessika Contreras Living Trust (the Trust) a convertible promissory note in the principal amount of $400,000, which is convertible at the holder’s election into shares of our common stock at $1.00 per share, and a warrant entitling the holder to purchase 400,000 shares of our common stock at $3.00 per share through October 7, 2031. Conversion of the note in full would result in the issuance of 400,000 shares, exclusive of any shares issued in respect of accrued interest, and exercise of the warrant in full would result in the issuance of 400,000 shares. Both instruments are subject to an aggregate 9.99% beneficial ownership limitation. See Item 7 Certain Relationships and Related Transactions and Item 1A. Risk Factors.

Shareholders of Record

As of the date of this Registration Statement, there were 335 holders of record of our common stock.

Dividends

We have never paid or declared any cash dividends on our common stock and do not plan to do so in the foreseeable future. We intend to retain any future earnings for the implementation of our Plan of Business. Any decision as to future payment of dividends will depend on our available earnings, capital requirements, general financial condition and other factors deemed pertinent by the Board of Directors.

Securities Authorized for Issuance Under Equity Compensation Plans

Our Board of Directors has not adopted any equity compensation plan for our company.

Item 10. Recent Sales and Issuance of Unregistered Securities.

On December 7, 2023, the Company issued 95,005 shares of its common stock to Jim Wolff for payment of Management Agreement debt liability in the amount of $19,000.96. The value was determined based on the conversion price of $0.1999 per share, according to the Management Agreement. Jim Wolff was not an affiliate at the time of issuance.

On February 6, 2024, the Company issued 126 shares of its common stock to various shareholders pursuant to a conversion of the Series A Preferred stock of the Company held by minority shareholders of the Class. The value was determined in accordance with the Certificate of Designation of the Series A Preferred Shares. None of the shareholders were affiliates at the time of issuance.

On October 7, 2026, the Company issued to The David and Jessika Contreras Living Trust (the Trust) a convertible promissory note in the principal amount of $400,000 and a warrant to purchase 400,000 shares of the Company’s common stock at an exercise price of $3.00 per share, for aggregate cash consideration of $400,000. The note is convertible into common stock at $1.00 per share. The trustee of the Trust is Jessika Wiesner, the Company’s sole director and its President, Chief Executive Officer, Secretary and Treasurer. The securities were issued in a single private placement to one accredited investor, without any form of general solicitation or general advertising and without any underwriter, and are restricted securities bearing a restrictive legend.

Each of the foregoing issuances was made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 11. Description of Registrant’s Securities to be Registered.

Our authorized capital stock consists of common stock, $0.0001 par value, 40,000,000,000 shares authorized, of which 1,061,595 shares were issued and outstanding as of the date of this Registration Statement. We are also authorized to issue 100,000,000 shares of Series A Preferred Stock, par value $0.0001 per share, of which 95,858,282 shares were issued and outstanding as of the date of this Registration Statement, all of which are held, directly or indirectly, by The David and Jessika Contreras Living Trust, the trustee of which is Jessika Wiesner, our Sole Officer and Director. (See Item 4. Security Ownership of Certain Beneficial Owners and Management).

In addition, 800,000 shares of our common stock are reserved for issuance on conversion of the $400,000 convertible promissory note, and on exercise of the warrant, that we issued on October 7, 2026 to The David and Jessika Contreras Living Trust (the Trust), the trustee of which is Jessika Wiesner, our Sole Officer and Director. The note is convertible at $1.00 per share and the warrant is exercisable at $3.00 per share through October 7, 2031. See Item 7. Certain Relationships and Related Transactions.

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to this Registration Statement.

Common Stock

Voting Rights. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders.

Dividends. Subject to preferences that may be granted to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore as well as any distributions to the shareholders. The payment of dividends on our common stock will be a business decision to be made by our board of directors from time to time based upon results of our operations and our financial condition and any other factors that our board of directors considers relevant. Payment of dividends on our common stock may be restricted by loan agreements, indentures and other transactions entered into by us from time to time.

Liquidation Rights. In the event of the liquidation, dissolution or winding up of our company, holders of our common stock are entitled to share ratably in all of our assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock.

Absence of Other Rights or Assessments. Holders of our common stock have no preferential, preemptive, conversion or exchange rights. There are no redemption or sinking fund provisions applicable to our common stock. When issued in accordance with our articles of incorporation, bylaws and Florida law, shares of our common stock are fully paid and are not liable to further calls or assessment by us.

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Series A Preferred Stock

Each share of our Series A Preferred Stock is convertible at the option of the holder into one (1) share of our common stock. The holders of our Series A Preferred Stock have voting rights of 10,000 votes for each share of Series A Preferred Stock held, and shall be paid twice the amount of dividends issued by our company to common shareholders on a pro rata basis with the number of shares of Series A Preferred Stock held. In the event of any sale of all or substantially all of the assets of the Company, a sale of the Company, or a dissolution, liquidation, bankruptcy, reorganization or other winding down of the Company, whether voluntary of involuntary, the holders of the Series A Preferred Stock, on a pro rata basis, shall be entitled to receive, prior and in preference to any distribution or payment made to the holders of the issued and outstanding shares of our common stock, our of the Company’s remaining net assets, an aggregate amount equal to $4,000,000. The holders of the Series A Preferred Stock shall have a right of first refusal to participate or purchase stock in any registration statement filed by the Company. The David and Jessika Contreras Living Trust, the trust of which is Jessika Wiesner, our Sole Officer and Director, holds all of the issued and outstanding shares of Series A Preferred Stock. (See Item 4. Security Ownership of Certain Owners and Management).

Conversion. The Series A Preferred Stock is convertible into common stock only at the option of the holder, on a one-for-one basis. There are no circumstances or events in which conversion of the Series A Preferred Stock is mandatory. Conversion is not required upon a transfer of the shares, upon the death of a holder, upon an intra-family transfer, upon a change in control, upon any listing of our common stock on a national securities exchange, or upon any other event. If all 95,858,282 outstanding shares of Series A Preferred Stock were converted, we would issue 95,858,282 additional shares of common stock, which would represent approximately 65.20% of our then-outstanding common stock and would dilute our existing common shareholders’ proportionate ownership from 100% to approximately 34.80%. Upon conversion, however, the voting power attributable to those shares would fall from 10,000 votes per share to one vote per share.

No Mandatory Conversion on Transfer; No Sunset. The designation of the Series A Preferred Stock contains no provision requiring conversion of the shares upon their transfer, and accordingly there are no exceptions to any such provision. The Series A Preferred Stock has no sunset provision: the super-voting rights do not expire after any period of time, do not terminate upon the death or incapacity of any holder or of the trustee of The David and Jessika Contreras Living Trust, do not terminate upon an intra-family transfer of the shares or of the beneficial interests in that trust, and do not terminate upon a transfer to an unaffiliated third party. The holder of the Series A Preferred Stock may therefore transfer voting control of our company, or control of the trust that holds those shares, without the shares converting into common stock. See Item 1A. Risk Factors.

Controlled Company Status. Our common stock is quoted on the OTCID trading platform of OTC Markets Group, Inc. and is not listed on any national securities exchange, and the corporate governance requirements of the exchanges therefore do not presently apply to us. If our common stock were listed on the Nasdaq Stock Market or the New York Stock Exchange, we would be a “controlled company” within the meaning of Nasdaq Rule 5615(c) and Section 303A.00 of the NYSE Listed Company Manual, because more than 50% of our voting power is held by The David and Jessika Contreras Living Trust. A controlled company is exempt from the requirements that a majority of its board of directors be independent, that director nominees be selected or recommended by a majority of the independent directors or by a nominations committee composed solely of independent directors, and that executive officer compensation be determined by a majority of the independent directors or by a compensation committee composed solely of independent directors. We have not determined whether we would avail ourselves of those exemptions. Holders of our common stock would, accordingly, not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of those exchanges.

Transfer Agent and Registrar

Liberty Stock Transfer, Inc. is the transfer agent and registrar for our common stock.

Item 12. Indemnification of Directors and Officers.

Our directors and officers are indemnified as provided by Florida corporate law and our Articles of Incorporation and Bylaws. We have agreed to indemnify each of our directors and officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 13. Financial Statements and Supplementary Data.

We are a smaller reporting company in accordance with Regulation S-X. Our financial statements are filed under this Item, beginning on page F-1.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

In our two most recent fiscal years, we had no disagreements with our independent accountants.

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Item 15. Financial Statements and Exhibits.

(a) Financial Statements and Schedule

We have filed the following documents as part of this Registration Statement on Form 10:

Financial Statements

Our financial statements are included beginning on page F-1 of this Registration Statement.

Annual Financial Statements (audited):

Quarterly Financial Statements (unaudited):

Financial Statement Schedules

All schedules have been omitted because they are not required, not applicable, not present in amounts sufficient to require submission of the schedule, or the required information is otherwise included in our financial statements and related notes.

(b) Exhibits

Exhibit Number	Description
3.1*	Articles of Incorporation
3.1.1+	Amended and Restated Articles filed February 2, 2024
3.1.2+	Articles of Amendment filed May 29, 2025
3.1.3+	Articles of Amendment filed August 29, 2025
3.1.4+	Articles of Amendment filed June 16, 2026
3.2*	By-Laws
4.1*	10% Convertible Promissory Note dated October 12, 2022, $106,666.66 face value, in favor of James Wolff
4.2*	10% Convertible Promissory Note dated February 14, 2024, $50,000.00 face value, in favor of Alpha Strategies Trading Software, Inc.
4.3*	10% Convertible Promissory Note dated December 17, 2025, $50,000.00 face value, in favor of GMF Ventures, LLC
4.4*	10% Convertible Promissory Note dated November 26, 2025, $50,000.00 face value, in favor of Nicosel, LLC
4.5*	10% Convertible Promissory Note dated October 10, 2022, $50,000.00 face value, in favor of Selkirk Global Holdings, LLC
4.6@	Convertible Promissory Note dated October 7, 2026, $400,000.00 face value, issued to The David and Jessika Contreras Living Trust
4.7@	Warrant Agreement dated October 7, 2026 to purchase 400,000 shares of common stock, issued to The David and Jessika Contreras Living Trust
10.1*	Settlement Agreement and Stipulation dated as of October 8, 2020 by and between VG Life Sciences, Inc. and Top Knot, Inc. (USA)
10.2*	Settlement Agreement and Stipulation dated as of March 12, 2021 by and between VG Life Sciences, Inc. and Top Knot, Inc. (USA)
10.3*	Settlement Agreement Assignment among Phase I Operations, Inc., Top Knot, Inc., and VG Life Sciences, Inc. dated August 22, 2022, as to $1,161,718.38 of debt
10.4*	Settlement Agreement Assignment among Phase I Operations, Inc., Top Knot, Inc., and VG Life Sciences, Inc. dated August 22, 2022, as to $820,970.61 of debt
10.5*	Management Agreement between VG Life Sciences, Inc. and Selkirk Global Holdings, LLC dated August 17, 2018
10.6*	Management Agreement between VG Life Sciences, Inc. and James Wolff dated November 19, 2020
10.7+	Marketing Services and License Agreement dated July 23, 2026, between the Company and Biomolecular Life LLC
10.8@	Membership Interest Exchange and Change in Control Agreement among the Company, Canvas 2709, LLC, Selkirk Global Holdings, LLC and the members of Canvas 2709, LLC
10.9@	Executive Employment Agreement between the Company and Jessika Contreras
23.1+	Consent of Independent Registered Public Accounting Firm (Fruci & Associates II, PLLC)

* Incorporated by reference as indicated.

+ Filed previously.

@ Filed herewith.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BIOMOLECULAR LIFE HOLDINGS, INC.

Date: October 22, 2026	By:	/s/ Jessika Wiesner
Jessika Wiesner, President, Chief Executive Officer, Secretary, Treasurer and Sole Director

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TABLE OF CONTENTS

BIOMOLECULAR HOLDINGS INC.

(formerly VG Life Sciences Inc. and SB Technology, Inc.)

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Biomolecular Life Holdings, Inc. (f/k/a VG Life Sciences, Inc.)

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Biomolecular Life Holdings, Inc. (f/k/a VG Life Sciences, Inc.) (“the Company”) as of December 31, 2025 and 2024, and the related statements of operations, changes in stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2025, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and 2024 and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has an accumulated deficit and requires substantial additional funds to continue its research and development, to support its operations and to achieve its business development goals, the attainment of which are not assured. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

Fruci & Associates II, PLLC – PCAOB ID #05525

We have served as the Company’s auditor since 2024.

Spokane, Washington

August 19, 2026

F-2

BIOMOLECULAR LIFE HOLDINGS, INC.

(formerly VG Life Sciences Inc. and SB Technology Holdings, Inc.)

BALANCE SHEETS

	December 31, 2025	December 31, 2024
ASSETS

Current Assets:
Cash	—	—
Total Current Assets	—	—

Total Assets	$—	$—

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Accrued expenses	$49,649	$32,237
Accrued management fees	1,224,986	984,986
Convertible notes payable – related party	59,107	58,383
Settlement liabilities	202,957	202,957
Derivative liability	1,224,254	1,171,004
Notes payable, net of discount of $18,980 and $0, respectively	427,409	388,634
Total Current Liabilities	3,188,362	2,838,201

Commitments and contingencies	—	—

Stockholders’ Deficit:
Series A Preferred stock, 100,000,000 shares authorized, $0.0001 par value; 95,858,282 and 95,858,282 issued and outstanding, respectively	9,586	9,586
Common stock, 40,000,000,000 shares authorized, $0.0001 par value; 1,061,595 and 1,061,595 issued and outstanding, respectively	106	106
Additional paid-in capital	112,406,334	112,406,334
Accumulated deficit	(115,604,388)	(115,254,227)
Total Stockholders’ Deficit	(3,188,362)	(2,838,201)

Total Liabilities and Stockholders’ Deficit	$—	$—

The accompanying notes are an integral part of these financial statements.

F-3

BIOMOLECULAR LIFE HOLDINGS, INC.

(formerly VG Life Sciences Inc. and SB Technology Holdings, Inc.)

STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2025	2024

Revenue:	$—	$—

Expenses:
Officer compensation	240,000	240,658
General and administrative	56,553	18,803
Total operating expenses	296,553	259,461
Loss from operations	(296,553)	(259,461)

Other Income (Expense):
Interest expense	(18,953)	(16,801)
Loss on issuance of derivative	(11,488)	—
Change in fair value of derivative	(23,167)	58,437
Total other (expense) income	(53,608)	41,636

Net loss before income taxes	(350,161)	(217,825)
Provision for income tax	—	—
Net Loss	$(350,161)	$(217,825)

Loss per share – basic and diluted	$(0.33)	$(0.21)

Weighted average shares outstanding - basic and diluted	1,061,595	1,054,763

The accompanying notes are an integral part of these financial statements.

F-4

BIOMOLECULAR LIFE HOLDINGS, INC.

(formerly VG Life Sciences Inc. and SB Technology Holdings, Inc.)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

	Series A Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	capital	Deficit	Deficit
Balance, December 31, 2023	98,369,624	$9,837	1,061,469	$106	$112,406,083	$(115,036,402)	$(2,620,376)
Preferred stock converted to common stock	(2,511,342)	(251)	126	—	251	—	—
Net loss	—	—	—	—	—	(217,825)	(217,825)
Balance, December 31, 2024	95,858,282	9,586	1,061,595	106	112,406,334	(115,254,227)	(2,838,201)
Net loss	—	—	—	—	—	(350,161)	(350,161)
Balance, December 31, 2025	95,858,282	$9,586	1,061,595	$106	$112,406,334	$(115,604,388)	$(3,188,362)

The accompanying notes are an integral part of these financial statements.

F-5

BIOMOLECUALR LIFE HOLDINGS, INC.

(formerly VG Life Sciences Inc. and SB Technology Holdings, Inc.)

STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2025	2024
Cash Flows from Operating Activities:
Net loss	$(350,161)	$(217,825)
Adjustments to reconcile net loss to net cash used by operating activities:
Change in fair value of derivative	23,167	(58,437)
Amortization of debt discount	1,541	561
Loss on issuance of derivative	11,488	—
Changes in operating assets and liabilities:
Accrued management fees	240,000	240,657
Accrued interest	17,412	15,852
Net cash used in operating activities	(56,553)	(19,192)

Cash Flows from Investing Activities:	—	—

Cash Flows from Financing Activities:
Proceeds from loans payable	55,895	9,306
Proceeds from convertible note – related party	658	9,886
Net cash provided by financing activities	56,553	19,192

Net change in cash	—	—
Cash beginning of year	—	—
Cash end of year	$—	$—

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for: Interest	$—	$—
Cash paid during the period for: Income taxes	$—	$—

The accompanying notes are an integral part of these financial statements.

F-6

BIOMOLECULAR LIFE HOLDINGS, INC.

(formerly VG Life Sciences Inc. and SB Technology Holdings, Inc.)

Notes to Financial Statements

December 31, 2025

NOTE 1 — ORGANIZATION AND OPERATIONS

Biomolecular Life Holdings, Inc. (the “Company” or “BIOM”) was incorporated in California on July 11, 1995. The Company previously engaged in the research and development of therapeutic and diagnostic pharmaceutical and medical products. The Company, after a period of existence as a shell company, has begun to develop, market and sell a line of dietary supplement products for humans and pets. The Company was acquired by a publicly traded Delaware Corporation and became a reporting issuer on October 1, 2001. On November 5, 2001, the publicly traded company changed its name to Viral Genetics, Inc. The Company terminated registration with the SEC on March 24, 2009. The Company became a reporting issuer again on October 14, 2014. On November 26, 2012, the Company’s name was changed to VG Life Sciences, Inc. On January 27, 2023, the Company reincorporated in the State of Florida. The Company’s fiscal year-end is December 31. The Company terminated registration with the SEC on August 15, 2018. Effective April 16, 2026, the Company’s name was changed to SB Technology Holdings, Inc. Effective June 16, 2026, the Company’s name was changed to Biomolecular Life Holdings, Inc.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and the rules and regulations of the Securities and Exchange Commission (“SEC”).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Concentrations of Credit Risk

We maintain our cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. We continually monitor our banking relationships and consequently have not experienced any losses in our accounts. At times, such deposits may be in excess of the Federal Deposit Insurance Corporation insurable amount (“FDIC”).

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents for the years ended December 31, 2025 and 2024.

Stock-based compensation

The Company periodically issues stock options and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs. The Company accounts for stock option and warrant grants issued and vesting to employees based on the authoritative guidance provided by the FASB ASC Topic 718 whereas the value of the award is measured on the date of grant and recognized over the vesting period. The Company accounts for stock option and warrant grants issued and vesting to non-employees in accordance with the authoritative guidance of the Financial Accounting Standards Board whereas the value of the stock compensation is based upon the measurement date as determined at either a) the date at which a performance commitment is reached, or b) at the date at which the necessary performance to earn the equity instruments is complete. Non-employee stock-based compensation charges generally are amortized over the vesting period on a straight-line basis. In certain circumstances where there are no future performance requirements by the non-employee, option grants are immediately vested and the total stock-based compensation charge is recorded in the period of the measurement date.

Debt Modifications and Extinguishments

The Company evaluates amendments to debt agreements in accordance with applicable U.S. GAAP to determine whether a modification of an existing debt instrument should be accounted for as a continuation of the original debt or as an extinguishment of the original debt and issuance of new debt. In making this determination, the Company considers both quantitative and qualitative factors, including whether the modification results in substantially different terms. For modifications involving debt with the same lender that are not considered substantially different, the Company accounts for the transaction as a debt modification. Any fees paid to or received from the existing lender, together with any unamortized debt issuance costs or discounts, are adjusted against the carrying amount of the debt and amortized prospectively over the remaining or revised term using the effective interest method.

If the modified terms are determined to be substantially different, or if the debt is exchanged with a different lender, the transaction is accounted for as a debt extinguishment. In such cases, the original debt and any related unamortized debt discounts, premiums, issuance costs, and associated liabilities are derecognized, the new debt is recognized at its initial carrying amount, and any resulting gain or loss is recognized in the consolidated statements of operations in the period of the extinguishment.

For modifications of convertible debt or debt containing embedded features, the Company also evaluates whether any changes to the conversion terms, embedded derivatives, or other features require separate accounting under applicable U.S. GAAP, including ASC 470, Debt, and ASC 815, Derivatives and Hedging.

Derivative Financial Instruments

The Company evaluates its convertible notes to determine if such instruments have derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses a weighted-average Black-Scholes-Merton option pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period.

F-7

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America under U.S. GAAP and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1:	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2:	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3:	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments. The Company’s notes payable approximates the fair value of such instruments as the notes bear interest rates that are consistent with current market rates.

The following table classifies the Company’s liabilities measured at fair value on a recurring basis into the fair value hierarchy as of:

December 31, 2025:

Description	Level 1	Level 2	Level 3
Derivative	$–	$–	$1,224,254
Total	$–	$–	$1,224,254

December 31, 2024:

Description	Level 1	Level 2	Level 3
Derivative	$–	$–	$1,171,004
Total	$–	$–	$1,171,004

Basic and Diluted Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260. Basic earnings (loss) per share is computed using the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed using the weighted-average number of common shares and the dilutive effect of contingent shares outstanding during the period. For the year ended December 31, 2025, there are 95,858,282 potentially dilutive shares of common stock from Series A preferred stock and approximately 816,850 potentially dilutive shares of common stock from convertible debt. For the year ended December 31, 2024, there are 95,858,282 potentially dilutive shares of common stock from Series A preferred stock and approximately 727,500 potentially dilutive shares of common stock from convertible debt. Diluted amounts are not presented when the effect of the computations are anti-dilutive due to the losses incurred. Accordingly, there would be no difference in the amounts presented for basic and diluted loss per share.

F-8

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes. Deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities, as well as for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply in the years in which the temporary differences are expected to reverse. The Company records a valuation allowance when it is more likely than not that some or all of its deferred tax assets will not be realized.

The Company recognizes the effect of uncertain tax positions only when it is more likely than not that the position will be sustained upon examination by the relevant taxing authority. Interest and penalties related to uncertain tax positions, if any, are recognized as a component of income tax expense.

Income tax expense (benefit) includes current and deferred federal, state, and foreign income taxes, as applicable. The Company presents its income tax disclosures in accordance with the requirements of ASC 740, including disaggregated information regarding the components of income tax expense, effective tax rate reconciliations, and income taxes paid by jurisdiction, where applicable.

Operating Segments

Operating segments are defined as components of an entity for which discrete financial information is available that is regularly reviewed by the Chief Operating Decision Maker (“CODM”), or decision maker group, in deciding how to allocate resources to an individual segment and in assessing performance. Our chief operating decision–making group is composed of the Chief Executive Officer. In evaluating performance and making resource allocation decisions, the CODM regularly reviews financial information that includes operating income (loss), net income (loss), cash flows, capital expenditures, and significant operating expenses. The CODM also considers liquidity, working capital, and cash requirements in evaluating the Company’s operations and strategic initiatives. Based on this evaluation, management has determined that the Company operates as a single operating and reportable segment as of December 31, 2025 and 2024

Recently Issued Accounting Pronouncements

The Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, in November 2023. This update enhances segment reporting disclosures to provide investors with more useful and transparent information about a company’s operating segments. Public companies must now disclose significant segment expenses that are regularly reviewed by the chief operating decision-maker (CODM). These expenses should be reported on an itemized basis, providing more insight into segment profitability. Companies must provide segment disclosures in both annual and interim reports. Required disclosures apply to all public entities under FASB’s segment reporting rules. Effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. The Company adopted this ASU, effective for the year ended December 31, 2024.

In December 2023, the Financial Accounting Standards Board (“FASB”) issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The amendments enhance the transparency and decision usefulness of income tax disclosures by requiring additional disaggregation of information included in the effective tax rate reconciliation and disclosures regarding income taxes paid. For public business entities, the amendments are effective for annual periods beginning after December 15, 2024. The Company adopted ASU 2023-09 effective January 1, 2025. The adoption did not have a material impact on the Company’s financial position, results of operations, or cash flows, as the amendments primarily affect disclosures.

In July 2025, the FASB issued ASU 2025-05, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets. The amendments provide a practical expedient for estimating expected credit losses on current accounts receivable and contract assets arising from transactions accounted for under ASC 606. Under the practical expedient, entities may assume that current conditions existing as of the balance sheet date remain unchanged throughout the remaining life of the asset when estimating expected credit losses. The amendments are effective for annual reporting periods beginning after December 15, 2026, including interim periods within those annual reporting periods, with early adoption permitted. The Company is currently evaluating the impact that adoption of ASU 2025-05 will have on its financial statements and related disclosures.

The Company has implemented all new applicable accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 - GOING CONCERN

As of December 31, 2025, the Company has an accumulated deficit and requires substantial additional funds to support its operations and to achieve its business objectives, the attainment of which are not assured. The Company has been able to satisfy certain liabilities with convertible indebtedness and common shares and enter into debt settlement arrangements, facilitated by third party financing, with vendors and creditors for substantial amounts of its various financial obligations. Convertible instruments have also been converted into equity. However, substantial indebtedness remains and substantial recurring losses from operations and additional liabilities continue to be incurred.

F-9

These factors and uncertainties raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might incur in the event the Company cannot continue in existence. Management has ceased its former operations and intends to seek and consummate a business combination or asset acquisition. Management intends to seek additional capital from new equity securities offerings, from debt financing and debt restructuring to provide funds needed to increase liquidity, fund internal growth and fully implement its business plan. However, management can give no assurance that these funds will be available in adequate amounts, or if available, on terms that would be satisfactory to the Company.

The timing and amount of the Company’s capital requirements will depend on a number of factors, including (i) the need for funds to identify, evaluate and consummate a business combination or asset acquisition, (ii) the costs of maintaining its status as a public company and its reporting obligations under the Exchange Act, (iii) the need to establish and maintain business relationships, (iv) the availability of opportunities for international expansion through affiliations, (v) maintaining its status as a public company and supporting shareholder and investor relations, (vi) the need to establish and maintain current and new business relationships, and (vii) for other general corporate business purposes.

NOTE 4 – DEBT SETTLEMENT

Top Knot, Inc. (the Assignor) was a Holder of a Court Ordered 3(a)10 Settlement Agreement (the “Settlement”) dated October 8, 2020, for the Principal Sum of $1,161,718, and a remaining balance of $19,138 of debt as of August 22, 2022, of the Company, consisting of $19,138 in Principal Settlement Amount. As of December 31, 2025 and 2024 the balance remains at $19,138. The balance due converts at a 50% discount to the average of the ten closing stock prices prior to the day of conversion.

The Assignor was a Holder of a Court Ordered 3(a)10 Settlement Agreement (the “Settlement”) dated March 12, 2021 for the Principal Sum of $5,883,380, and a remaining balance of $820,971 of debt as of August 22, 2022, of the Debtor, consisting of $820,971 in Principal Settlement Amount. As of December 31, 2025 and 2024 there is $183,819 and $183,819, respectively, outstanding. The balance due converts at a 50% discount to the average of the ten closing stock prices prior to the day of conversion.

NOTE 5 – CONVERTIBLE NOTES PAYABLE – RELATED PARTY

On October 10, 2022, the Company issued a $50,000, 10% convertible promissory note to Selkirk Global Holdings, LLC, (the “Note”). The Note matures October 9, 2023, has a 10% OID and is convertible into the Company’s common stock at a price equal to 55% of the average closing price of the Company’s common stock during the 20 consecutive trading days prior to the date on which the holder elects to convert all or part of the Note. The Note is being funded through the direct payment of Company expenses. On November 6, 2025, the Company entered into a Forbearance Agreement with Selkirk Global Holdings, LLC related to its October 10, 2022 Convertible Note Agreement. Under the agreement, the lender agreed to waive existing events of default and forbear from exercising its remedies through December 31, 2026, provided the Company complies with the terms of the agreement, including timely payment of accrued interest and satisfaction of all obligations under the note. As of December 31, 2025, $48,084 has been used for expenses, plus $4,851 OID. As of December 31, 2024, $47,426 has been used for expenses, plus $4,785 OID.

During the year ended December 31, 2022, the Company’s management directly paid for various company expenses in the amount of $6,173. A convertible exchange note was issued for the amount due on January 23, 2024, the note is non-interest bearing, due on demand and is convertible into shares of common stock at 50% of the lowest trading price during the twenty-five days prior to the date of conversion. As of December 31, 2025 and 2024, there is $6,173 and $6,173, respectively, due on this note.

NOTE 6 – NOTES PAYABLE.

On October 12, 2022, the Company executed a convertible promissory note with Jim Wolff for $106,667 (includes $10,667 OID). The note bears interest at 10% and matured on October 11, 2023. The note is convertible into shares of common stock at 55% of the average closing price for the twenty preceding days prior to conversion. As of December 31, 2025, the Company owes Jim Wolff $106,667 and $34,339 of principal and interest, respectively, for this note. As of December 31, 2024, the Company owes Jim Wolff $106,667 and $23,672 of principal and interest, respectively, for this note. On November 6, 2025, the Company entered into a Forbearance Agreement with Mr. Wolff related to its October 12, 2022 Convertible Note Agreement. Under the agreement, the lender agreed to waive existing events of default and forbear from exercising its remedies through December 31, 2026, provided the Company complies with the terms of the agreement, including timely payment of accrued interest and satisfaction of all obligations under the note.

F-10

On November 19, 2020, the Company entered into a management agreement with Jim Wolff. As a result of this agreement the Company is indebted to Mr. Wolff for prior accrued compensation. The balance due is convertible into shares of common stock at a 75% discount to the lowest price for the 30 preceding days prior to conversion. On December 7, 2023, Mr. Wolff converted $19,001 into 95,005 shares of common stock. As of December 31, 2025 and 2024, the amount due is $272,661 and $272,661, respectively, for this note. This note is in default.

On February 14,2024, the Company issued a convertible promissory note to Alpha Trading Strategies Software, Inc for up to $50,000. The note bears interest at 10%, matured on February 13, 2025, and is convertible into shares of common stock at 55% of the average closing price of the Company’s common stock during the 20 consecutive Trading Days prior to the date of conversion. As of December 31, 2025, $46,607 of the note has been funded and there is $1,977 of accrued interest due. As of December 31, 2024, $9,307 of the note has been funded and there is $585 of accrued interest due. On November 6, 2025, the Company entered into a Forbearance Agreement with Alpha Trading Strategies Software, Inc related to its February 14,2024 Convertible Note Agreement. Under the agreement, the lender agreed to waive existing events of default and forbear from exercising its remedies through December 31, 2026, provided the Company complies with the terms of the agreement, including timely payment of accrued interest and satisfaction of all obligations under the note.

On November 26, 2025, the Company issued a convertible promissory note to Nicosel, LLC for up to $50,000. The note bears interest at 10% (20% upon an event of default), matures on November 25, 2026, and is convertible into shares of common stock at a 75% discount to the average closing price of the Company’s common stock during the 20 consecutive trading days prior to the date of conversion. As of December 31, 2025, $14,955 of the note had been funded.

On December 17, 2025, the Company issued a convertible promissory note to GMF Ventures LLC for up to $50,000. The note bears interest at 10% (20% upon an event of default), matures on December 16, 2026, and is convertible into shares of common stock at a 25% discount to the average closing price of the Company’s common stock during the 20 consecutive trading days prior to the date of conversion. As of December 31, 2025, $5,500 of the note had been funded.

Activity of the derivative liability for these notes is as follows:

Balance at December 31, 2023	$1,229,441

Derivative gain due to mark to market adjustment	(58,437)
Balance at December 31, 2024	1,171,004
Increase to derivative for new issuances	30,083
Derivative loss due to mark to market adjustment	23,167
Balance at December 31, 2025	$1,224,254

A summary of quantitative information about significant unobservable inputs (Level 3 inputs) used in measuring the Company’s derivative liability that are categorized within Level 3 of the fair value hierarchy is as follows:

Inputs	December 31, 2025	December 31, 2024	Initial Valuation
Stock price	$2.00	$2.00	$2.00 - 78.00
Conversion price	$0.60 - 1,580.00	$1.20	$0.60 - 40.00
Volatility (annual)	174.08 – 547.79%	357.74%	259.35 - 500.68%
Risk-free rate	3.48 – 3.70%	4.73%	4.19 – 4.42%
Dividend rate	–	–	–
Years to maturity	0.25 – 1.00	0.25	1

F-11

NOTE 7 – COMMON STOCK

On May 27, 2025, the Board of Directors approved a 1 for 20,000 reverse split of its common stock shares, as well as a name change for the company to SB Technology Holdings, Inc. The reverse stock split and the name change became effective on April 16, 2026. All share and per share amounts of common stock presented throughout these financial statements have been retroactively restated to reflect the reverse stock split.

NOTE 8 – PREFERRED STOCK

The Company is authorized to issue 100,000,000 shares of $0.0001 par value Series A preferred stock (“Series A”). Each share of Series A shall have Super Voting rights of 10,000 votes at any meeting for each 1 share of Series A Preferred held. On February 1, 2024, the conversion ratio for the preferred shares was changed from 900 to 1 share of common stock for every share of preferred. The Series A is entitled to dividends to be paid twice the amount of dividends issued by the Company to common stockholders on a pro rata basis with the number of Series A Preferred shares held.

On February 6, 2024, the Board of Directors elected to convert 2,511,342 shares of Series A preferred stock, held by 34 separate holders into 2,511,342 restricted common shares.

NOTE 9 – INCOME TAXES

The Company accounts for income taxes under ASC 740, Income Taxes. Deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. Deferred tax assets and liabilities are determined based on differences between the financial statement and tax bases of assets and liabilities using enacted tax rates expected to be in effect when the differences reverse.

For the years ended December 31, 2025 and 2024, the Company recorded no income tax expense or benefit due to its cumulative losses and the establishment of a full valuation allowance against its net deferred tax assets.

The Company’s deferred tax assets consisted primarily of the following:

	December 31, 2025	December 31, 2024
Net operating loss carryforwards	$24,276,000	$24,201,000
Valuation allowance	(24,276,000)	(24,201,000)
Net deferred tax asset	$—	$—

The Company has approximately $115.6 million of federal net operating loss carryforwards available to offset future taxable income as of December 31, 2025. Utilization of these net operating loss carryforwards may be subject to limitations under Section 382 of the Internal Revenue Code due to ownership changes.

The reconciliation of income taxes computed at the U.S. federal statutory rate to the Company’s effective tax rate is as follows:

	December 31, 2025	December 31, 2024
Federal statutory rate	21.0%	21.0%
State taxes, net of federal benefit	0.0%	0.0%
Change in valuation allowance	(21.0)%	(21.0)%
Effective income tax rate	0.0%	0.0%

F-12

The Company adopted ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, effective January 1, 2025. The adoption did not have a material impact on the Company’s financial position, results of operations, or cash flows and primarily affected annual income tax disclosures.

Due to the change in ownership provisions of the Internal Revenue Code §382, net operating loss carryovers for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

NOTE 10 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) management has performed an evaluation of subsequent events through the date that the financial statements were issued and has determined that it has the following material subsequent events to disclose in these financial statements.

Name Change; Reverse Split. On May 27, 2025, the Board of Directors approved a 1-for-20,000 reverse split of the Company’s common stock and a change of the Company’s name to SB Technology Holdings, Inc. Both the reverse stock split and the name change became effective on April 16, 2026. All share and per share amounts of common stock presented throughout these financial statements have been retroactively restated to reflect the reverse stock split.

Assignment of Debt Agreement. On May 28, 2026, the Company entered into an Assignment of Debt Agreement with Hallmark Venture Group, Inc., a related party, pursuant to which the Company acquired all rights, title, and interest in a promissory note issued by Traderverse, Inc. with an outstanding balance of approximately $113,752, including accrued interest. The Company paid $1,000 to acquire the note, which was acquired on an “as is, where is” basis without recourse to the seller.

Director Removal. On June 5, 2026, by written consent of the holder of a majority of the voting power of the Company’s capital stock, William P. Farrand was removed for cause as a director and as an officer of the Company, effective immediately. Following such removal, Paul Strickland, the Company’s Secretary, served as the sole director and sole officer of the Company until the change of control described below.

Chage of Control. On June 8, 2026, the Company entered into a Membership Interest Exchange and Change of Control Agreement (the “Exchange Agreement”) and consummated the transactions contemplated thereby. Pursuant to the Exchange Agreement, the Company agreed to acquire one hundred percent (100%) of the membership interests of Canvas 2709, LLC, a Florida limited liability company whose principal asset is real property located at 7311 NW 12th Street, Unit 15, Miami, Florida, and Selkirk Global Holdings, LLC transferred its 95,858,282 shares of Series A Preferred Stock, representing voting control of the Company, to The David and Jessika Contreras Living Trust. In connection with the closing, Paul Strickland resigned from all of his positions as a director and officer of the Company, and Jessika Wiesner was appointed as the Company’s sole director and as President, Chief Executive Officer, Secretary and Treasurer.

Name Change. On June 16, 2026, the Board of Directors approved a change of the Company’s name to Biomolecular Life Holdings, Inc., which was approved and became effective June 16, 2026.

Marketing Services and License Agreement. On July 23, 2026, the Company entered into a Marketing Services and License Agreement (the “Marketing Agreement”) with Biomolecular Life LLC, a Florida limited liability company (“BML”). BML develops, markets, and sells a line of dietary supplement products for humans and pets under the “Biomolecular Life” brand, including its BIOREVIT (vitality and energy support), IMMUNO (immune system support), and MEN (active men revitalization) products, together with such additional products as the parties may add by mutual written agreement (collectively, the “Products”).

Jessika Wiesner, the Company’s sole director and its President, Chief Executive Officer, Secretary and Treasurer, is the manager of BML and executed the Marketing Agreement on behalf of both parties.

F-13

BIOMOLECULAR LIFE HOLDINGS, INC.

(formerly VG Life Sciences Inc. and SB Technology Holdings, Inc.)

BALANCE SHEETS

	June 30,	December 31,
	2026	2025
ASSETS	(Unaudited)
Current Assets:
Cash	—	—
Other receivable	1,000	—
Total Current Assets	1,000	—

Other Assets:
Buildings and improvements	335,750	—
Land	59,250	—
Total Other Assets	395,000	—

Total Assets	$396,000	$—

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Accounts payable and accrued expenses	$63,619	$49,649
Accrued management fees	1,328,986	1,224,986
Convertible notes payable – related party	62,607	59,107
Settlement liabilities	182,307	202,957
Derivative liability	2,238,473	1,224,254
Due to a related party	4,294	—
Notes payable, net of discount of $8,754 and $18,980, respectively	449,797	427,409
Total Current Liabilities	4,330,083	3,188,362

Commitments and contingencies	—	—

Stockholders’ Deficit:
Series A Preferred stock, 100,000,000 shares authorized, $0.0001 par value; 95,858,282 and 95,858,282 issued and outstanding, respectively	9,586	9,586
Common stock, 400,000,000 shares authorized, $0.0001 par value; 51,161,595 and 1,061,595 issued and outstanding, respectively	5,116	106
Additional paid-in capital	112,876,475	112,406,334
Accumulated deficit	(116,825,260)	(115,604,388)
Total Stockholders’ Deficit	(3,934,083)	(3,188,362)

Total Liabilities and Stockholders’ Deficit	$396,000	$—

The accompanying notes are an integral part of these unaudited financial statements.

F-14

BIOMOLECULAR LIFE HOLDINGS, INC.

(formerly VG Life Sciences Inc. and SB Technology Holdings, Inc.)

STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenue:	$—	$—	$—	$—

Expenses:
Officer compensation	44,000	60,000	104,000	120,000
General and administrative	18,856	6,258	22,856	10,858
Total operating expenses	62,856	66,258	126,856	130,858
Loss from operations	(62,856)	(66,258)	(126,856)	(130,858)

Other Expense:
Interest expense	(10,172)	(4,397)	(20,295)	(8,685)
Derivative expense	(810,773)	(232,795)	(1,073,721)	(244,538)
Total other expense	(820,945)	(237,192)	(1,093,016)	(253,223)

Net loss before income taxes	(883,801)	(303,450)	(1,220,872)	(384,081)
Provision for income tax	—	—	—	—
Net Loss	$(883,801)	$(303,450)	$(1,220,872)	$(384,081)

Loss per share - basic and diluted	$(0.07)	$(0.29)	$(0.17)	$(0.36)

Weighted average shares outstanding - basic and diluted	12,601,155	1,054,775	7,083,061	1,054,775

The accompanying notes are an integral part of these unaudited financial statements.

F-15

BIOMOLECULAR LIFE HOLDINGS, INC.

(formerly VG Life Sciences Inc. and SB Technology Holdings, Inc.)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2026 AND 2025

(Unaudited)

	Series A Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2025	95,858,282	$9,586	1,061,595	$106	$112,406,334	$(115,604,388)	$(3,188,362)
Net loss	—	—	—	—	—	(337,071)	(337,071)
Balance, March 31, 2026	95,858,282	9,586	1,061,595	106	112,406,334	(115,941,459)	(3,525,433)
Common stock issued	—	—	50,000,000	5,000	(5,000)	—	—
Contributed assets	—	—	—	—	395,000	—	395,000
Common stock issued for debt	—	—	100,000	10	80,141	—	80,151
Net loss	—	—	—	—	—	(883,801)	(883,801)
Balance, June 30, 2026	95,858,282	$9,586	51,161,595	$5,116	$112,876,475	$(116,825,260)	$(3,934,083)

	Series A Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2024	95,858,282	$9,586	1,061,595	$106	$112,406,334	$(115,254,227)	$(2,838,201)
Net loss	—	—	—	—	—	(80,631)	(80,631)
Balance, March 31, 2025	95,858,282	9,586	1,061,595	106	112,406,334	(115,334,858)	(2,918,832)
Net loss	—	—	—	—	—	(303,450)	(303,450)
Balance, June 30, 2025	95,858,282	$9,586	1,061,595	$106	$112,406,334	$(115,638,308)	$(3,222,282)

The accompanying notes are an integral part of these unaudited financial statements.

F-16

BIOMOLECULAR LIFE HOLDINGS, INC.

(formerly VG Life Sciences Inc. and SB Technology Holdings, Inc.)

STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months Ended June 30,
	2026	2025
Cash Flows from Operating Activities:
Net loss	$(1,220,872)	$(384,081)
Adjustments to reconcile net loss to net cash used by operating activities:
Loss on issuance of derivative	—	—
Change in fair value of derivative	1,073,721	244,538
Amortization of debt discount	10,226	69
Changes in operating assets and liabilities:
Other receivable	(1,000)
Accounts payable	3,900
Accrued management fees	104,000	120,000
Accrued interest	10,070	8,616
Due to a related party	4,294
Net cash used in operating activities	(15,661)	(10,858)

Cash Flows from Investing Activities:	—	—

Cash Flows from Financing Activities:
Proceeds from loans payable	12,161	10,200
Proceeds from convertible note – related party	3,500	658
Net cash provided by financing activities	15,661	10,858

Net change in cash	—	—
Cash beginning of period	—	—
Cash end of period	$—	$—

Cash paid for:
Interest	$—	$—
Income taxes	$—	$—

Non-cash investing transactions:
Contributed property and land	$395,000	$—
Common stock issued for debt	$80,151	$—

The accompanying notes are an integral part of these unaudited financial statements.

F-17

BIOMOLECULAR LIFE HOLDINGS, INC.

(formerly VG Life Sciences Inc. and SB Technology Holdings, Inc.)

Notes to Unaudited Financial Statements

June 30, 2026

NOTE 1 — ORGANIZATION AND OPERATIONS

Biomolecular Life Holdings, Inc. (the “Company” or “BIOM”) was incorporated in California on July 11, 1995. The Company previously engaged in the research and development of therapeutic and diagnostic pharmaceutical and medical products. The Company was acquired by a publicly traded Delaware Corporation and became a reporting issuer on October 1, 2001. On November 5, 2001, the publicly traded company changed its name to Viral Genetics, Inc. The Company terminated registration with the SEC on March 24, 2009. The Company became a reporting issuer again on October 14, 2014. On November 26, 2012, the Company’s name was changed to VG Life Sciences, Inc. On January 27, 2023, the Company reincorporated in the State of Florida. The Company’s fiscal year-end is December 31. The Company terminated registration with the SEC on August 15, 2018. Effective April 16, 2026, the Company’s name was changed to SB Technology Holdings, Inc. Effective June 16, 2026, the Company’s name was changed to Biomolecular Life Holdings, Inc.

On June 8, 2026, the Company entered into a Membership Interest Exchange and Change of Control Agreement (the “Exchange Agreement”) and consummated the transactions contemplated thereby. Pursuant to the Exchange Agreement, the Company agreed to acquire one hundred percent (100%) of the membership interests of Canvas 2709, LLC, a Florida limited liability company whose principal asset is real property located at 7311 NW 12th Street, Unit 15, Miami, Florida, and Selkirk Global Holdings, LLC transferred its 95,858,282 shares of Series A Preferred Stock, representing voting control of the Company, to The David and Jessika Contreras Living Trust. In connection with the closing, Paul Strickland resigned from all of his positions as a director and officer of the Company, and Jessika Wiesner was appointed as the Company’s sole director and as President, Chief Executive Officer, Secretary and Treasurer. See Note 13 — Change in Control.

The Company is a provider of marketing, advertising and brand management services. The Company does not develop, manufacture, own, price, sell or fulfill any product. Subsequent to June 30, 2026, on July 23, 2026, the Company entered into a Marketing Services and License Agreement (the “Marketing Agreement”) with Biomolecular Life LLC, a Florida limited liability company (“BML”) that is under common control with the Company, pursuant to which the Company serves as BML’s exclusive provider of advertising, marketing and promotion management services for BML’s dietary supplement products in exchange for a marketing fee equal to fifteen percent (15%) of BML’s net revenue from those products. BML, and not the Company, develops, markets and sells those products and is solely responsible for their formulation, manufacture, labeling, packaging, pricing, sale, fulfillment and customer service. The marketing fee is the Company’s only contracted source of revenue. See Note 14 — Subsequent Events.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The accompanying unaudited financial statements reflect all adjustments, consisting of only normal recurring items, which, in the opinion of management, are necessary for a fair statement of the results of operations for the periods shown and are not necessarily indicative of the results to be expected for the full year ending December 31, 2026.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Concentrations of Credit Risk

We maintain our cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. We continually monitor our banking relationships and consequently have not experienced any losses in our accounts. At times, such deposits may be in excess of the Federal Deposit Insurance Corporation insurable amount (“FDIC”).

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents for the periods ended June 30, 2026 and December 31, 2025.

F-18

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and impairment losses, if any. Cost includes the purchase price and other costs directly attributable to acquiring or preparing an asset for its intended use. Land is not depreciated. Building and improvements are depreciated using the straight-line method over their estimated useful lives.

Expenditures for repairs and maintenance that do not materially extend the useful life of an asset or improve its functionality are expensed as incurred. Expenditures for significant improvements and betterments that extend the useful life or increase the productive capacity of an asset are capitalized. Upon the sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in operations.

The Company reviews the carrying amounts of its property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. Recoverability is evaluated by comparing the carrying amount of the asset or asset group with the estimated undiscounted future cash flows expected to result from its use and eventual disposition. If the carrying amount is not recoverable, an impairment loss is recognized for the amount by which the carrying amount exceeds fair value.

The Company periodically reviews the estimated useful lives and depreciation methods of its property and equipment and accounts for changes in estimates prospectively.

Stock-based compensation

The Company accounts for stock-based compensation in accordance with ASC 718, Compensation—Stock Compensation. Stock-based awards granted to employees, directors, and nonemployees are measured at fair value on the grant date. Compensation cost is recognized over the requisite service period, generally the vesting period, based on the grant-date fair value of the award.

The fair value of stock options and similar awards is estimated using an appropriate option-pricing model, which requires management to make estimates and assumptions regarding the expected term, expected stock price volatility, risk-free interest rate, and expected dividend yield. Awards that are fully vested and for which no future service is required are recognized as expense on the grant date.

The Company accounts for forfeitures as they occur. Stock-based compensation expense is classified in the same financial statement line item as the cash compensation or services provided by the recipient. Equity-classified awards are not subsequently remeasured after the grant date unless the award is modified, while liability-classified awards are remeasured at fair value at each reporting date until settlement, with changes in fair value recognized in earnings.

Debt Modifications and Extinguishments

The Company evaluates amendments to debt agreements in accordance with applicable U.S. GAAP to determine whether a modification of an existing debt instrument should be accounted for as a continuation of the original debt or as an extinguishment of the original debt and issuance of new debt. In making this determination, the Company considers both quantitative and qualitative factors, including whether the modification results in substantially different terms. For modifications involving debt with the same lender that are not considered substantially different, the Company accounts for the transaction as a debt modification. Any fees paid to or received from the existing lender, together with any unamortized debt issuance costs or discounts, are adjusted against the carrying amount of the debt and amortized prospectively over the remaining or revised term using the effective interest method.

If the modified terms are determined to be substantially different, or if the debt is exchanged with a different lender, the transaction is accounted for as a debt extinguishment. In such cases, the original debt and any related unamortized debt discounts, premiums, issuance costs, and associated liabilities are derecognized, the new debt is recognized at its initial carrying amount, and any resulting gain or loss is recognized in the consolidated statements of operations in the period of the extinguishment.

F-19

For modifications of convertible debt or debt containing embedded features, the Company also evaluates whether any changes to the conversion terms, embedded derivatives, or other features require separate accounting under applicable U.S. GAAP, including ASC 470, Debt, and ASC 815, Derivatives and Hedging.

Derivative Financial Instruments

The Company evaluates its convertible notes to determine if such instruments have derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses a Black-Scholes option pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America under U.S. GAAP and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1:	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2:	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3:	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments. The Company’s notes payable approximates the fair value of such instruments as the notes bear interest rates that are consistent with current market rates.

The following table classifies the Company’s liabilities measured at fair value on a recurring basis into the fair value hierarchy as of:

June 30, 2026:

Description	Level 1	Level 2	Level 3
Derivative	$—	$—	$2,238,473
Total	$—	$—	$2,238,473

December 31, 2025:

Description	Level 1	Level 2	Level 3
Derivative	$—	$—	$1,224,254
Total	$—	$—	$1,224,254

F-20

Basic and Diluted Income (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC 260, Earnings Per Share. Basic earnings (loss) per share is computed by dividing net income (loss) available to common stockholders by the weighted-average number of common shares outstanding during the period.

Diluted earnings (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised, converted, or otherwise resulted in the issuance of common stock that would share in the Company’s earnings. Potentially dilutive securities include shares issuable upon conversion of convertible preferred stock and convertible debt. Such securities are included in diluted earnings per share using the applicable method prescribed by ASC 260 when their effect is dilutive.

For periods in which the Company reports a net loss, potentially dilutive common shares are excluded from the computation of diluted loss per share because their effect would be antidilutive. Accordingly, basic and diluted loss per share are the same for periods in which the Company reports a net loss.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes. Deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities, as well as for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply in the years in which the temporary differences are expected to reverse. The Company records a valuation allowance when it is more likely than not that some or all of its deferred tax assets will not be realized.

The Company recognizes the effect of uncertain tax positions only when it is more likely than not that the position will be sustained upon examination by the relevant taxing authority. Interest and penalties related to uncertain tax positions, if any, are recognized as a component of income tax expense.

Income tax expense (benefit) includes current and deferred federal, state, and foreign income taxes, as applicable. The Company presents its income tax disclosures in accordance with the requirements of ASC 740, including disaggregated information regarding the components of income tax expense, effective tax rate reconciliations, and income taxes paid by jurisdiction, where applicable.

Operating Segments

The Company determines its operating segments in accordance with ASC 280, Segment Reporting. Operating segments are components of an entity for which discrete financial information is available and is regularly reviewed by the Company’s chief operating decision maker (“CODM”) in assessing segment performance and making decisions regarding the allocation of resources.

The Company’s Chief Executive Officer has been identified as the CODM. The CODM reviews the Company’s financial information on a consolidated basis and primarily uses net income (loss), together with revenue and operating expenses, to assess performance and make resource allocation decisions. The Company’s operations are managed as a single operating segment and, accordingly, the Company has one reportable segment as of June 30, 2026.

Recently Issued Accounting Pronouncements

The Company has implemented all new applicable accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

F-21

NOTE 3 — GOING CONCERN

The accompanying unaudited financial statements have been prepared assuming that the Company will continue as a going concern. As of June 30, 2026, the Company had no cash, current assets of approximately $1,000, current liabilities of approximately $4.3 million, and an accumulated deficit of approximately $116.8 million. For the six months ended June 30, 2026, the Company incurred a net loss of approximately $1.2 million and used approximately $15,700 of cash in operating activities. These conditions indicate that the Company does not currently have sufficient liquidity to meet its obligations as they become due and raise substantial doubt about the Company’s ability to continue as a going concern.

During June 2026, the Company completed a change of control and acquired Canvas 2709 LLC, whose principal asset is an income-producing industrial condominium property located in Miami, Florida. The property is subject to an existing lease providing for monthly rental payments of $3,000. Although management expects the acquisition to provide a source of recurring revenue, the Company’s current operating cash flows are not sufficient to satisfy its existing obligations or fund its ongoing operating requirements.

Management intends to address the Company’s liquidity requirements through revenues generated from its acquired property, marketing fees earned under the Marketing Agreement described in Note 13 – Subsequent Events, additional debt or equity financing, restructuring or settlement of existing obligations, and the acquisition or development of additional revenue-generating assets and business opportunities. The Company’s ability to continue as a going concern is dependent upon its ability to generate sufficient cash flows from operations and obtain additional financing when required. There can be no assurance that the Company will be successful in generating sufficient revenues or obtaining additional financing on acceptable terms, or at all.

The accompanying unaudited financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 – OTHER RECEIVABLE

On May 28, 2026, the Company entered into an Assignment of Debt Agreement with Hallmark Venture Group, Inc., a related party, pursuant to which the Company acquired all rights, title, and interest in a promissory note issued by Traderverse, Inc. with an outstanding balance of approximately $113,752, including accrued interest. The Company paid $1,000 to acquire the note, which was acquired on an “as is, where is” basis without recourse to the seller.

NOTE 5 – PROPERTY ACQUISITION

In June 2026, the Company acquired 100% of the membership interests of Canvas 2709 LLC, which holds a 1,509-square-foot industrial condominium unit located in Miami, Florida (the “Property”). The Property was originally acquired by Canvas 2709 LLC in March 2025 for $395,000 and had an independently appraised value of $415,000 as of June 12, 2026. The acquisition was accounted for as an asset acquisition, as substantially all of the fair value of the assets acquired was concentrated in the Property. Accordingly, the Property is classified as property and equipment and recorded at its historical carrying basis of $395,000.

The cost of the Property was allocated between land and building and improvements, with $59,250 allocated to land and $335,750 allocated to building and improvements. Land is not depreciated, while the building and improvements are depreciated using the straight-line method over an estimated remaining useful life of 25 years. The Property is leased to a tenant under a gross lease providing for monthly rental payments of $3,000.

The Property is carried at cost less accumulated depreciation and is evaluated for impairment whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. As of June 30, 2026, the Company identified no indicators of impairment, as the independently appraised value of $415,000 exceeded the Property’s carrying basis.

NOTE 6 – DEBT SETTLEMENT

Top Knot, Inc. (the Assignor) was a Holder of a Court Ordered 3(a)10 Settlement Agreement (the “Settlement”) dated October 8, 2020, for the Principal Sum of $1,161,718, and a remaining balance of $19,138 of debt as of August 22, 2022, of the Company, consisting of $19,138 in Principal Settlement Amount. As of June 30, 2026 and December 31, 2025, the balance remains at $19,138. The balance due converts at a 50% discount to the average of the ten closing stock prices prior to the day of conversion.

The Assignor was a Holder of a Court Ordered 3(a)10 Settlement Agreement (the “Settlement”) dated March 12, 2021 for the Principal Sum of $5,883,380, and a remaining balance of $820,971 of debt as of August 22, 2022, of the Debtor, consisting of $820,971 in Principal Settlement Amount. As of June 30, 2026 and December 31, 2025, there is $163,169 and $183,819, respectively, outstanding. The balance due converts at a 50% discount to the average of the ten closing stock prices prior to the day of conversion.

F-22

NOTE 7 – CONVERTIBLE NOTES PAYABLE – RELATED PARTY

On October 10, 2022, the Company issued a $50,000, 10% convertible promissory note to Selkirk Global Holdings, LLC, (the “Note”). The Note matured October 9, 2023, has a 10% OID and is convertible into the Company’s common stock at a price equal to 55% of the average closing price of the Company’s common stock during the 20 consecutive trading days prior to the date on which the holder elects to convert all or part of the Note. The Note is being funded through the direct payment of Company expenses. As of June 30, 2026, $48,084 has been used for expenses, plus $4,851 OID. As of December 31, 2025, $48,084 has been used for expenses, plus $4,851 OID. On November 6, 2025, the Company entered into a Forbearance Agreement with Selkirk Global Holdings, LLC related to its October 10, 2022 Convertible Note Agreement. Under the agreement, the lender agreed to waive existing events of default and forbear from exercising its remedies through December 31, 2026, provided the Company complies with the terms of the agreement, including timely payment of accrued interest and satisfaction of all obligations under the note.

During the year ended December 31, 2022, the Company’s management directly paid for various company expenses in the amount of $6,173. A convertible exchange note was issued for the amount due on January 23, 2024, the note is non-interest bearing, due on demand and is convertible into shares of common stock at 50% of the lowest trading price during the twenty-five days prior to the date of conversion. As of June 30, 2026 and December 31, 2025, the balance due is $6,173 and $6,173, respectively.

NOTE 8 – NOTES PAYABLE

On October 12, 2022, the Company executed a convertible promissory note with Jim Wolff for $106,667 (includes $10,667 OID). The note bears interest at 10% and matures on October 11, 2023. The note is convertible into shares of common stock at 55% of the average closing price for the twenty preceding days prior to conversion. As of June 30, 2026, the Company owes Jim Wolff $106,667 and $39,672 of principal and interest, respectively, for this note. As of December 31, 2025, the Company owes Jim Wolff $106,667 and $34,339 of principal and interest, respectively, for this note. On November 6, 2025, the Company entered into a Forbearance Agreement with Mr. Wolff related to its October 12, 2022 Convertible Note Agreement. Under the agreement, the lender agreed to waive existing events of default and forbear from exercising its remedies through December 31, 2026, provided the Company complies with the terms of the agreement, including timely payment of accrued interest and satisfaction of all obligations under the note.

On November 19, 2020, the Company entered into a management agreement with Jim Wolff. As a result of this agreement the Company is indebted to Mr. Wolff for prior accrued compensation. The balance due is convertible into shares of common stock at a 75% discount to the lowest price for the 30 preceding days prior to conversion. On December 7, 2023, Mr. Wolff converted $19,001 into 95,005 shares of common stock. As of June 30, 2026 and December 31, 2025, the amount due is $272,661 and $272,661, respectively, for this note. This note is in default.

On February 14, 2024, the Company issued a convertible promissory note to Alpha Trading Strategies Software, Inc for up to $50,000. The note bears interest at 10%, matures on February 13, 2025, and is convertible into shares of common stock at 55% of the average closing price of the Company’s common stock during the 20 consecutive Trading Days prior to the date of conversion. As of June 30, 2026, $46,607 of the note has been funded and there is $2,806 of accrued interest due. As of December 31, 2025, $46,607 of the note has been funded and there is $1,977 of accrued interest due. On November 6, 2025, the Company entered into a Forbearance Agreement with Alpha Trading Strategies Software, Inc related to its February 14, 2024 Convertible Note Agreement. Under the agreement, the lender agreed to waive existing events of default and forbear from exercising its remedies through December 31, 2026, provided the Company complies with the terms of the agreement, including timely payment of accrued interest and satisfaction of all obligations under the note.

On November 26, 2025, the Company issued a convertible promissory note to Nicosel, LLC for up to $50,000. The note bears interest at 10% (20% upon an event of default), matures on November 25, 2026, and is convertible into shares of common stock at a 75% discount to the average closing price of the Company’s common stock during the 20 consecutive trading days prior to the date of conversion. As of June 30, 2026, $14,955 of the note had been funded.

On December 17, 2025, the Company issued a convertible promissory note to GMF Ventures LLC for up to $50,000. The note bears interest at 10% (20% upon an event of default), matures on December 16, 2026, and is convertible into shares of common stock at a 25% discount to the average closing price of the Company’s common stock during the 20 consecutive trading days prior to the date of conversion. As of June 30, 2026, $17,662 of the note had been funded.

F-23

Activity of the derivative liability for these notes is as follows:

Balance at December 31, 2024	$1,171,004
Increase to derivative for new issuances	30,083
Derivative loss due to mark to market adjustment	23,167
Balance at December 31, 2025	$1,224,254
Decrease to derivative due to conversions	(59,502)
Derivative loss due to mark to market adjustment	1,073,721
Balance at June 30, 2026	$2,238,473

A summary of quantitative information about significant unobservable inputs (Level 3 inputs) used in measuring the Company’s derivative liability that are categorized within Level 3 of the fair value hierarchy is as follows:

Inputs	June 30, 2026	December 31, 2025	Initial Valuation
Stock price	$2.00	$ 0.60 – 1.58	$ 2.00 – 78.00
Conversion price	$ 0.118 – 0.365	$ 3.48 – 3.70	$ 0.60 – 40.00
Volatility (annual)	541.66 – 586.80%	174.08 – 547.79%	259.35 – 500.68%
Risk-free rate	3.87 – 4.01%	3.48 – 3.70%	4.19 – 4.42%
Dividend rate	—	-	—
Years to maturity	0.25 – 0.50	0.25 – 1.00	1

NOTE 9 – RELATED PARTY TRANSACTION

On June 15, 2026, the Company entered into an Executive Employment Agreement with Jessika Wiesner, pursuant to which Ms. Wiesner was appointed to serve as the Company’s Director, President, Chief Executive Officer, Secretary, and Treasurer. The agreement became effective June 15, 2026, and continues until terminated by either party in accordance with its terms.

Under the agreement, Ms. Wiesner is entitled to a base salary of $8,000 per month, or $96,000 annually, subject to annual review by the Board of Directors. She is also eligible for an annual discretionary cash bonus as determined by the Board and, if the Company establishes an equity incentive plan, may be eligible to participate in such plan and receive awards at the discretion of the Board. As of June 30, 2026, there is $4,000 of accrued compensation due to Ms. Wiesner. In addition Ms. Wiesner has advanced the Company $4,294 for operating expenses. The advance is non-interest bearing and due on demand. The agreement also provides for severance equal to three (3) months of base salary in the event the Company terminates the Executive without Cause or the Executive terminates for Good Reason and obligates the Company to indemnify the Executive and to use commercially reasonable efforts to maintain directors’ and officers’ liability insurance. Ms. Contreras is the Company’s sole director and executed the agreement on behalf of both the Company and herself. The Company has no compensation committee and no independent directors, and the terms of the agreement were not determined through arm’s-length negotiation.

NOTE 10 – COMMON STOCK

On May 27, 2025, the Board of Directors approved a 1-for-20,000 reverse split of the Company’s common stock and a change of the Company’s name to SB Technology Holdings, Inc. Both the reverse stock split and the name change became effective on April 16, 2026. All share and per share amounts of common stock presented throughout these financial statements have been retroactively restated to reflect the reverse stock split.

On June 9, 2026, the Company issued 50,000,000 shares of common stock, which were held by the Company’s transfer agent pending release in accordance with the terms of the change of control.

On June 30, 2026, Nicosel LLC converted $20,650 of the Settlement Liability (Note 6) into 100,000 shares of the Company’s common stock. In connection with the conversion, the Company derecognized approximately $59,501 of the related derivative liability. Accordingly, the aggregate carrying amount of the liabilities derecognized upon conversion was approximately $80,151, which was recognized in common stock and additional paid-in capital.

NOTE 11 – PREFERRED STOCK

The Company is authorized to issue 100,000,000 shares of $0.0001 par value Series A preferred stock (“Series A”). Each share of Series A shall have Super Voting rights of 10,000 votes at any meeting for each 1 share of Series A Preferred held. On February 1, 2024, the conversion ratio for the preferred shares was changed from 900 to 1 share of common stock for every share of preferred. The Series A is entitled to dividends to be paid twice the amount of dividends issued by the Company to common stockholders on a pro rata basis with the number of Series A Preferred shares held.

F-24

NOTE 12 – INCOME TAXES

The Company accounts for income taxes in accordance with ASC 740, Income Taxes. Deferred tax assets and liabilities are recognized for temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities and for net operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply in the periods in which the temporary differences are expected to reverse.

For the six months ended June 30, 2026, the Company incurred a pretax loss of $1,220,872. The Company recorded no income tax expense or benefit for the period because management has determined that it is more likely than not that the Company’s deferred tax assets will not be realized. Accordingly, a full valuation allowance has been maintained against the Company’s net deferred tax assets.

The effective tax rate for the six months ended June 30, 2026 differed from the U.S. federal statutory rate primarily due to the increase in the valuation allowance recorded against deferred tax assets.

The Company’s deferred tax assets consisted primarily of the following:

	June 30, 2026	December 31, 2025
Deferred tax asset related to net operating loss carryforwards	$24,533,000	$24,276,000
Valuation allowance	$(24,533,000)	$(24,276,000)
Net deferred tax asset	$-	$-

The Company has approximately $116 million of federal net operating loss carryforwards available to offset future taxable income as of June 30, 2026. Utilization of these net operating loss carryforwards may be subject to limitations under Section 382 of the Internal Revenue Code due to changes in ownership.

The Company’s effective tax rate reconciliation for the six months ended June 30, 2026 is as follows:

Rate
Federal statutory rate	21.0%
State income taxes, net of federal benefit	0.0%
Change in valuation allowance	(21.0)%
Effective tax rate	0.0%

NOTE 13 – CHANGE IN CONTROL

On June 8, 2026, the Company entered into a Membership Interest Exchange and Change of Control Agreement (the “Exchange Agreement”) and consummated the transactions contemplated thereby. Pursuant to the Exchange Agreement, the Company agreed to acquire one hundred percent (100%) of the membership interests of Canvas 2709, LLC, a Florida limited liability company whose principal asset is real property located at 7311 NW 12th Street, Unit 15, Miami, Florida, and Selkirk Global Holdings, LLC transferred its 95,858,282 shares of Series A Preferred Stock, representing voting control of the Company, to The David and Jessika Contreras Living Trust. In connection with the closing, Paul Strickland resigned from all of his positions as a director and officer of the Company, and Jessika Wiesner was appointed as the Company’s sole director and as President, Chief Executive Officer, Secretary and Treasurer.

NOTE 14 – SUBSEQUENT EVENTS

In accordance with ASC 855, Subsequent Events, management evaluated subsequent events through the date the financial statements were available to be issued and determined that the following subsequent event requires disclosure in the financial statements.

Marketing Services and License Agreement. On July 23, 2026, the Company entered into the Marketing Agreement with BML, an entity under common control with the Company, pursuant to which the Company was appointed as BML’s exclusive provider of advertising, marketing and promotion management services for BML’s dietary supplement products. BML pays the Company a marketing fee equal to fifteen percent (15%) of BML’s net revenue from those products, and all approved third-party media and promotional spend is paid or reimbursed by BML. The Marketing Agreement has an initial term of one year, renews automatically for successive one-year terms, and may be terminated by either party on thirty (30) days’ prior written notice. The Company does not develop, manufacture, own, price, sell or fulfill any product.

Convertible Note and Warrant. On October 7, 2026, the Company issued to The David and Jessika Contreras Living Trust, the holder of all of the Company’s outstanding Series A Preferred Stock and the trustee of which is the Company’s sole officer and director, a convertible promissory note in the principal amount of $400,000 and a warrant to purchase 400,000 shares of the Company’s common stock, for aggregate cash proceeds of $400,000. The note bears interest at 6% per annum, matures October 6, 2027, may not be prepaid without the holder’s consent, and is convertible at the holder’s election into common stock at $1.00 per share. The warrant is exercisable for cash at $3.00 per share through October 7, 2031.

F-25